Exhibit 10(h)


                                 CONFORMED COPY






                         MULTICURRENCY CREDIT AGREEMENT




                         Dated as of September 11, 1997



                                      Among



                             ALBERTO-CULVER COMPANY,


                         THE BORROWING SUBSIDIARIES FROM
                          TIME TO TIME PARTIES HERETO,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                 as U.S. Agent,


                                       and


                 THE OTHER FINANCIAL INSTITUTIONS PARTIES HERETO


                                   Arranged by



                                     - 44 -


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                          BANKAMERICA SECURITIES, INC.



                                     - 45 -


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                                                     ARTICLE I
                                                    DEFINITIONS


   1.01  Certain Defined Terms..............................................  2
   1.02  Other Interpretive Provisions...................................... 37
      (a)     Defined Terms................................................. 37
      (b)     The Agreement................................................. 37
      (c)     Certain Common Terms.......................................... 38
      (d)     Performance; Time............................................. 38
   1.03  Accounting Principles.............................................. 39
   1.04  Currency Equivalents General....................................... 40

                                                    ARTICLE II
                                                    THE CREDITS


   2.01  The Revolving Credit............................................... 40
   2.02  Loan Accounts; Bid Loan Notes...................................... 41
   2.03  Procedure for Committed Borrowings................................. 42
   2.04  Conversion and Continuation Electi................................. 45
   2.05  Utilization of Commitments in Available Currencies................. 48
   2.06  Bid Borrowings..................................................... 49
   2.07  Procedure for Bid Borrowings....................................... 49
   2.08  Voluntary Termination or Reduction of Commitments.................. 58
   2.09  Optional Prepayments............................................... 59
   2.10  Optional Increase in Commitments................................... 60
   2.11  Repayment.......................................................... 61
   2.12  Interest........................................................... 62
   2.13  Fees............................................................... 64
      (a)     Arrangement, Agency Fees...................................... 64
      (b)     Facility Fees................................................. 64
   2.14  Computation of Fees and Interest................................... 65
   2.15  Currency Exchange Fluctuations..................................... 67
   2.16  Payments by Borrowers.............................................. 68
   2.17  Payments by the Lenders to the Agent............................... 70
   2.18  Sharing of Payments, Etc........................................... 72
   2.19  Local Borrowing Amendments......................................... 73
                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

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   3.01  Taxes.............................................................. 74
   3.02  Withholding Tax.................................................... 78
   3.03  Illegality......................................................... 82
   3.04  Increased Costs and Reduction of Return............................ 83
   3.05  Funding Losses..................................................... 85
   3.06  Inability to Determine Rates....................................... 87
   3.07  Reserves........................................................... 88
   3.08  Certificates of Lenders............................................ 88
   3.09  Substitution of Lenders............................................ 89
   3.10  Survival........................................................... 89

                                   ARTICLE IV
                              CONDITIONS PRECEDENT


   4.01  Conditions of Initial Loans........................................ 90
      (a)     Credit Agreement; Notes....................................... 90
      (b)     Resolutions; Incumbency....................................... 90
      (c)     Organization Documents; Good Standing......................... 91
      (d)     Legal Opinions................................................ 91
      (e)     Payment of Fees............................................... 92
      (f)     Certificate................................................... 92
      (g)     Borrowing Subsidiaries........................................ 92
      (h)     Other Documents............................................... 93
   4.02  Conditions to All Borrowings....................................... 93
      (a)     Notice of Borrowing or Conversion / Continuation.............. 93
      (b)     Continuation of Representations and Warranties................ 93
      (c)     No Existing Default........................................... 94
   4.03  Conditions of Initial Loans to Borrowing Subsidiaries.............. 94

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


   5.01  Corporate Existence and Power...................................... 96
   5.02  Corporate Authorization; No Contravention.......................... 97
   5.03  Governmental Authorization......................................... 98
   5.04  Binding Effect..................................................... 98
   5.05  Litigation......................................................... 99
   5.06  No Default..........................................................100
   5.07  ERISA Compliance....................................................100
   5.08  Use of Proceeds; Margin Regulations.................................102

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   5.09  Title to Properties.................................................102
   5.10  Taxes...............................................................102
   5.11  Financial Condition.................................................103
   5.12  Environmental Matters...............................................104
   5.13  Regulated Entities..................................................104
   5.14  Copyrights, Patents, Trademarks and Licenses, etc...................104
   5.15  Subsidiaries........................................................105
   5.16  Insurance...........................................................106
   5.17  Full Disclosure.....................................................106

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS


   6.01  Financial Statements................................................106
   6.02  Certificates; Other Information.....................................107
   6.03  Notices.............................................................108
   6.04  Preservation of Corporate Existence, Etc............................111
   6.05  Maintenance of Property.............................................112
   6.06  Insurance...........................................................113
   6.07  Payment of Obligations..............................................113
   6.08  Compliance with Laws................................................114
   6.09  Compliance with ERISA...............................................114
   6.10  Inspection of Property and Books and Records........................115
   6.11  Environmental Laws..................................................116
   6.12  Use of Proceeds.....................................................116

                                   ARTICLE VII
                               NEGATIVE COVENANTS


   7.01  Limitation on Liens.................................................116
   7.02  Disposition of Assets...............................................120
   7.03  Consolidations and Mergers..........................................122
   7.04  Margin Stock........................................................123
   7.05  Restricted Payments.................................................123
   7.06  ERISA...............................................................124
   7.07  Accounting Changes..................................................124
   7.08  Interest Coverage...................................................125
   7.09  Leverage............................................................126
   7.10  Subsidiary Indebtedness.............................................126

                                  ARTICLE VIII

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                                    GUARANTEE


   8.01  Guarantee...........................................................127
   8.02  No Subrogation, Contribution, Reimbursement or Indemnity............129
   8.03  Amendments, etc. with Respect to the Obligations; Waiver of Rights..130
   8.04  Guarantee Absolute and Unconditional................................131
   8.05 Reinstatement........................................................133

                                   ARTICLE IX
                                EVENTS OF DEFAULT


   9.01  Event of Default....................................................134
      (a)     Non-Payment....................................................134
      (b)     Representation or Warranty.....................................134
      (c)     Specific Defaults..............................................135
              (d) Other Defaults.............................................135
      (e)     Cross-Default..................................................135
      (f)     Insolvency; Voluntary Proceedings..............................136
      (g)     Involuntary Proceedings........................................136
      (h)     ERISA..........................................................137
      (i)     Monetary Judgments.............................................138
      (j)     Non-Monetary Judgments.........................................138
      (k)     Change of Control..............................................139
   9.02  Remedies............................................................139
   9.03  Rights Not Exclusive................................................141

                                    ARTICLE X
                                    THE AGENT


   10.01  Appointment and Authorization......................................141
   10.02  Delegation of Duties...............................................142
   10.03  Liability of Agent.................................................142
   10.04  Reliance by Agent..................................................143
   10.05  Notice of Default..................................................144
   10.06  Credit Decision....................................................145
   10.07  Indemnification....................................................146
   10.08  Agent in Individual Capacity.......................................147
   10.09  Successor Agent....................................................148
   10.10  Tax Withholding....................................................150
   10.11  Co-Agents..........................................................151

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                                   ARTICLE XI
                                  MISCELLANEOUS


   11.01  Amendments and Waivers.............................................152
   11.02  Notices............................................................154
   11.03  No Waiver; Cumulative Remedies.....................................156
   11.04  Costs and Expenses.................................................157
   11.05  Indemnity..........................................................158
   11.06  Payments Set Aside.................................................160
   11.07  Successors and Assigns.............................................161
   11.08  Assignments, Participations, etc...................................161
   11.09  Set-off............................................................168
   11.10  Notification of Addresses, Lending Offices, Etc....................168
   11.11  Counterparts.......................................................169
   11.12  Severability.......................................................169
   11.13  No Third Parties Benefited.........................................169
   11.14  Governing Law and Jurisdiction.....................................169
   11.15  Waiver of Jury Trial...............................................170
   11.16  Currency Indemnity.................................................171




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SCHEDULES

Schedule 2.01                                  List of Commitments and Pro Rata
                                               Shares
Schedule 5.05                                  Litigation Schedule
Schedule 5.07                                  ERISA Schedule
Schedule 5.12                                  Environmental Schedule
Schedule 5.15                                  List of Material Subsidiaries and
                                               Material Equity Investments
Schedule 7.01                                  Existing Liens
Schedule 11.02                                 Offshore and Domestic Lending
                                               Offices, Addresses for Notices


EXHIBITS

Exhibit A                Form of Borrowing Subsidiary Agreement
Exhibit B                Form of Borrowing Subsidiary Termination
Exhibit C                Form of Compliance Certificate
Exhibit D                Form of Invitation for Competitive Bids
Exhibit E                Form of Notice of Committed Borrowing
Exhibit F                Form of Notice of Conversion/Continuation
Exhibit G                Form of Bid Loan Note
Exhibit H                Form of Competitive Bid Request
Exhibit I      Form of Competitive Bid
Exhibit J                Form of Lender's Response to Pro Rata Commitment
                 Increase Request
Exhibit K                Form of Supplement for Non-Pro Rata Commitment
                         Increase (Existing Lender)
Exhibit L                Form of Supplement for Commitment Increase (New
                         Lender)
Exhibit M                Form of Opinion of Counsel to the Company
Exhibit N                Form of Assignment and Acceptance


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                                                     - 52 -


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                                                     - 53 -


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                         MULTICURRENCY CREDIT AGREEMENT

This MULTICURRENCY CREDIT AGREEMENT is entered into as of September 11, 1997, among ALBERTO-CULVER COMPANY, a Delaware corporation (the "Company"), the Borrowing Subsidiaries (as hereinafter defined) from time to time parties to this Agreement, ALBERTO- CULVER USA, INC., a Delaware corporation ("Alberto-Culver USA"), as a Borrowing Subsidiary and a Bid Borrower, SALLY BEAUTY COMPANY, INC., a Delaware corporation ("Sally Beauty"), as a Borrowing Subsidiary and a Bid Borrower, the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), The First National Bank of Chicago and NationsBank, N.A., as co-agents (the "Co- Agents"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders hereunder (the "U.S. Agent").

          WHEREAS, subject to the terms and conditions of this Agreement, the Lenders have agreed to make available to the Company and the Borrowing Subsidiaries during the period from the Closing Date to the Termination Date, a revolving multicurrency credit facility;



                                                     - 54 -


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          NOW, THEREFORE, in consideration of the mutual agreements,  provisions and covenants contained herein, the parties agree as follows:
                                    ARTICLE I
                                   DEFINITIONS

          1.01 Certain Defined Terms. The following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the voting capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent-Related Persons" means the U.S. Agent and any successor thereto in such capacity

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hereunder,  together with their  respective  Affiliates  (including the European
Payment  Agent  and,  in the  case of BofA,  the  Arranger),  and the  officers,
directors,   employees,   agents  and  attorneys-in-fact  of  such  Persons  and
Affiliates.

          "Agent's Payment Office" means (a) in respect of payments in U.S. Dollars, the address for payments set forth in Section 11.02 for the U.S. Agent or such other address as the U.S. Agent may from time to time specify in accordance with Section 11.02, and (b) in respect of payments in any Available Currency, such address as the U.S. Agent (or the European Payment Agent) may from time to time specify in accordance with Section 11.02.

          "Agreement" means this Multicurrency Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Alberto-Culver USA" has the meaning specified in the Preamble.

          "Applicable Currency" means, as to any particular payment or Loan, U.S. Dollars or the Available Currency in which it is denominated or is payable.

          "Applicable Margin" means -
          (a) with respect to Base Rate Loans, 0%; and (b) with respect to Eurodollar Loans and Eurocurrency Loans, (i) 0.140% if Level I Status exists on any day, (ii) 0.1550% if Level II Status exists on any day, (iii) 0.170% if Level III Status exists on any day,
               (iv) 0.2125% if Level IV Status exists on any day, and (v) 0.300%
                if Level V Status exists on any day.
                                      -56-
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"Arranger" means BancAmerica Securities, Inc., a Delaware corporation.

"Assignee" has the meaning specified in Section 11.08(a).

"Assignment and Acceptance" has the meaning specified in Section 11.08(a).

"Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated costs of internal legal services and all reasonable disbursements of internal counsel.

"Available Currency" means each of the lawful currency of (i) Australia (Australian dollars), (ii) Canada (Canadian dollars), (iii) Germany (Deutsche marks), (iv) Great Britain (pounds sterling), (v) Italy (Italian lira), and (vi) Sweden (krona).


"Banking Day" means a day other than Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.101,
 et seq.).
                                                     - 57 -


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"Base  Rate"  means,  for any day,  the higher of: (a) 0.50% per annum above the latest U.S. Federal Funds Rate; and (b) the per annum rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means a Committed Loan that bears interest at a rate based upon the Base Rate.

"Bid Borrower" means the Company, Alberto-Culver USA or Sally Beauty, as applicable.

"Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company or another Bid Borrower on the same day by one or more Lenders .

"Bid Loan" means a Loan made in U.S. Dollars by a Lender to the Company or another Bid Borrower under Section 2.07, which may be a LIBOR Bid Loan or a Specific Rate Bid Loan.

"Bid Loan Lender" means, in respect of any Bid Loan, the Lender making such Bid Loan to the Company or another Bid Borrower.

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"Bid Loan Note" has the meaning specified in Section 2.02(b).

"BofA" means Bank of America National Trust and Savings Association, a national banking association.

"Borrowers" means the Company, the other Bid Borrowers and the Borrowing Subsidiaries; and "Borrower" means any of such Persons, as applicable.

"Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the respective Borrower, and may be a Committed Borrowing or a Bid Borrowing.

"Borrowing Date" means any Business Day on which a Borrowing occurs hereunder.

"Borrowing Subsidiary" means, on the Closing Date, each of Alberto-Culver USA and Sally Beauty, and thereafter any other Subsidiary designated as a Borrowing Subsidiary by the Company from time to time pursuant to Section 4.03 that has not ceased to be a Borrowing Subsidiary pursuant to such Section 4.03.

"Borrowing   Subsidiary  Agreement"  means  a  Borrowing  Subsidiary  Agreement, substantially in the form of Exhibit A.
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          "Borrowing  Subsidiary   Termination"  means  a  Borrowing  Subsidiary
Termination, substantially in the form of Exhibit B.

          "Business Day" means (a) with respect to disbursements and payments in respect of and calculations pertaining to Base Rate Loans, any Banking Day, (b) with respect to disbursements and payments in respect of and calculations and Interest Periods pertaining to Eurodollar Loans, any Banking Day which is also a day on which dealings are carried on in the London interbank market, and (c) with respect to disbursements and payments in respect of and calculations and Interest Periods pertaining to Eurocurrency Loans, any Banking Day which is also
(i) a day on which dealings are carried on in the applicable offshore interbank market for the relevant eurocurrency, as determined by the U.S. Agent (or the European Payment Agent), and (ii) a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant eurocurrency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such eurocurrency will be made or be received hereunder.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Change of Control" has the meaning specified in Section 9.01(k).


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"Closing  Date" means the date on which all  conditions  precedent  set forth in
Section 4.01 are satisfied or waived by all Lenders (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

"Co-Agents" has the meaning specified in the Preamble.

"Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto, and regulations promulgated thereunder.

"Commitment", as to each Lender, has the meaning specified in Section 2.01; collectively, as to all the Lenders, the "Commitments".

"Committed Borrowing" means a Borrowing hereunder consisting of one or more Committed Loans made to the Company or a Subsidiary Borrower on the same day by the Lenders.

"Committed Loan" means a Loan by a Lender to the Company or a Subsidiary Borrower under Section 2.01, and may be a Base Rate Loan, a Eurodollar Loan or a Eurocurrency Loan.

"Company" has the meaning specified in the Preamble.

"Competitive Bid" means an offer by a Lender to make a Bid Loan in accordance with subsection 2.07(c)(ii).

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"Competitive Bid Request" has the meaning specified in subsection 2.07(a).

"Compliance Certificate" means a certificate substantially in the form of Exhibit C.

"Computation Date" means the date on which the U.S. Agent determines the Dollar Equivalent amount of any Eurocurrency Loans pursuant to Section 2.05(a).

"Contingent Obligation" means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such
                                                     - 62 -
materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall
(x) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

"Contractual Obligation" means, as to any Person, any provision either of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound and which in either case is material to such Person.

"Conversion/Continuation Date" means any Business Day on which the Company or any Borrowing Subsidiary (i) converts Committed Loans from one Type to another Type or (ii) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

"Cost of Funds Rate" means, with respect to any Available Currency, the rate of interest determined by the U.S. Agent or the European Payment Agent in respect thereof (which determination shall be conclusive absent demonstrable error) to be the cost to the U.S. Agent or the

European Payment Agent, as appropriate, of obtaining funds denominated in such Available Currency for the period or, if applicable, the relevant Interest Period or Periods during which any relevant amount in such Available Currency is outstanding.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Dollar Equivalent" means, at any time, as to any amount denominated in an Available Currency, the equivalent amount in U.S. Dollars as determined by the U.S. Agent in good faith at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such currency, on the most recent Computation Date provided for in Section 2.05(a), or such other date as specified herein.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.


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          "Environmental  Claims"  means all claims,  however  asserted,  by any
Governmental   Authority  or  other  Person  alleging  potential   liability  or
responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA of, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Eurocurrency Rate" means, for any Interest Period, with respect to Eurodollar Loans, LIBOR Bid Loans or Eurocurrency Loans, as the case may be, comprising part of the same Borrowing, the rate of interest per annum that appears on page 3750 or 3740 of the Dow Jones Telerate Screen (or any successor pages) for deposits of the Applicable Currency with a maturity comparable to the Interest Period of the applicable Loan, determined as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (or, in the case of Loans denominated in pounds sterling, on the date of the commencement of such Interest Period). If such rate does not appear on page 3750 or 3740, as the case may be, of the Dow Jones Telerate Screen (or any successor pages), the rate of interest per annum determined by the U.S. Agent in good faith as the rate at which deposits in the currency of such Loan in the approximate amount of such Loan, and having a maturity comparable to such Interest Period, would be offered by BofA to major banks in the London eurocurrency market at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (or, in the case of Loans denominated in pounds sterling, on the date of the commencement of such

Interest Period).

"Eurocurrency Loan" means a Committed Loan denominated in an Available Currency that bears interest at a rate based upon the Eurocurrency Rate.

"Eurodollar Loan" means a Committed Loan denominated in U.S. Dollars that bears interest at a rate based upon the Eurocurrency Rate.

"European Payment Agent" means Bank of America International Limited, a bank organized under the laws of England, or such successor as may be appointed by the U.S. Agent.

"Event of Default" means any of the events or circumstances specified in Section 9.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

"Fee Letter" has the meaning specified in Section 2.13(a).

"Funded Debt" has the meaning specified in Section 7.09.

          "FX Trading Office" means the Foreign Exchange Trading Center San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any governmental regulatory authority or agency such as the Federal Reserve Board, IRS or SEC.

          "Guaranteed Obligations" has the meaning specified in Section 8.01(a).

          "Guaranty Obligation" has the meaning specified in the definition of Contingent Obligation.

          Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables and accrued expenses entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases as defined by GAAP; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all indebtedness of other Persons referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

          "Indemnified Liabilities" has the meaning specified in Section 11.05.

          "Indemnified Person" has the meaning specified in Section 11.05.

          "Independent Auditor" has the meaning specified in Section 6.01(a).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means (a) as to any Base Rate Loan, the last Business Day of each calendar quarter, (b) as to any Eurodollar Loan or Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or Eurocurrency Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Bid Loan, the last day of the Interest Period applicable to such Bid Loan and such intervening dates prior to the maturity thereof as may be specified by the applicable Bid Borrower and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid.

          "Interest Period" means (a) as to any Eurodollar Loan or Eurocurrency
           Loan, the period
commencing on the Business Day such Loan is disbursed, or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Loan or Eurocurrency Loan, as applicable, and ending on the date one, two, three, six, nine or twelve months thereafter, as selected by the Company for itself or on behalf of a Borrowing Subsidiary, as the case may be, in a Notice of Committed Borrowing or Notice of Conversion/Continuation; (b) as to any LIBOR Bid Loan, the period commencing on the Business Day such Loan is disbursed and ending on the date one, two, three, six, nine or twelve months thereafter as selected by the applicable Bid Borrower in the applicable Competitive Bid Request and agreed to by the applicable Bid Loan Lender(s); and
(c) as to any Specific Rate Bid Loan, a period of not less than 7 days and not more than 183 days as selected by the applicable Bid Borrower in the applicable Competitive Bid Request and agreed to by the applicable Bid Loan Lender(s);

provided that:

          (i)if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a Eurodollar Loan or Eurocurrency Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii)any Interest Period pertaining to a Eurodollar Loan or Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii)no Interest Period for any Loan shall extend beyond the Termination Date.

          "Investment Amount" means, at any time, the aggregate amount of Permitted Receivables sold in connection with Permitted Receivables Purchase Facilities as reported in the Company's most recent Compliance Certificate, which amount is reflected in the Company's most recent internal, unaudited consolidated balance sheet as "receivables sold."

          "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit D.

          "IRS" means the Internal Revenue Service, and any U.S. Governmental Authority succeeding of any of its principal functions under the Code.

          "Lender" has the meaning specified in the Preamble, including each Person that shall become a party hereto pursuant to Section 2.10 or Section 11.08(a).

          "Lending Office means, as to any Lender, the office or offices of such Lender (or, in the case of any Eurocurrency Loan, of an Affiliate of such Lender) specified as its "Lending Office" or "Domestic Lending Office" or "Eurocurrency Lending Office", as the case may be, on Schedule 11.02, or such other office or offices of such Lender (or, in the case of any Eurocurrency Loan, of an Affiliate of such Lender) as such Lender may from time to time specify to the Company and the U.S. Agent.

          "Level I Status" exists at any date if, at such date, either the Company's corporate credit ratings or its senior unsecured long-term debt ratings, whichever is higher, is rated either A (or the then equivalent grade) or higher by S&P or A2 (or the then equivalent grade) or higher by Moody's, provided that if neither corporate debt ratings nor senior unsecured long-term debt ratings for the Company are being publicly announced by both S&P and Moody's on any such date, then Level I Status exists if the ratio of Funded Debt to Total Capitalization as reflected on the most recent Compliance Certificate furnished by the Company pursuant to Section 6.02(a) is less than 0.10 to 1.0.

          "Level II Status" exists at any date if, at such date, (i) either the Company's corporate credit ratings or its senior unsecured long-term debt ratings, whichever is higher, is rated either A- (or the then equivalent grade) by S&P or A3 (or the then equivalent grade) by Moody's, provided that if neither corporate debt ratings nor senior unsecured long-term debt ratings for the Company are being publicly announced by both S&P and Moody's on any such date, then Level II Status exists if the ratio of Funded Debt to Total Capitalization as reflected on the most recent Compliance Certificate furnished by the Company pursuant to Section 6.02(a) is less than 0.20 to 1.0; and (ii) Level I Status does not exist.

          "Level III Status" exists at any date if, at such date, (i) either the Company's corporate credit ratings or its senior unsecured long-term debt ratings, whichever is higher, is rated either BBB+ (or the then equivalent grade) by S&P or Baa1 (or the then equivalent grade) by Moody's, provided that if neither corporate debt ratings nor senior unsecured long-term debt ratings for the Company are being publicly announced by both S&P and Moody's on any such date, then Level III Status exists if the ratio of Funded Debt to Total Capitalization as reflected on the most recent Compliance Certificate furnished by the Company pursuant to Section 6.02(a) is less than
0.385 to 1.0; and (ii) neither Level I Status nor Level II Status exists.


          "Level IV Status" exists at any date if, at such date, (i) either the Company's corporate credit ratings or its senior unsecured long-term debt ratings, whichever is higher, is rated either BBB (or the then equivalent grade) by S&P or Baa2 (or the then equivalent grade) by Moody's, provided that if neither corporate debt ratings nor senior unsecured long-term debt ratings for the Company are being publicly announced by both S&P and Moody's on any such date, then Level IV Status exists if the ratio of Funded Debt to Total Capitalization as reflected on the most recent Compliance Certificate furnished by the Company pursuant to Section 6.02(a) is less than 0.50 to 1.0; and (ii) none of Level I Status, Level II Status or Level III Status exists.

          "Level V Status" exists at any date if, at such date, either (i) the Company's corporate credit ratings and its senior unsecured long-term debt ratings are both rated lower than BBB (or the then equivalent grade) by S&P and lower than Baa2 (or the then equivalent grade) by Moody's, or (ii) neither corporate debt ratings nor senior unsecured long-term debt ratings for the Company are being publicly announced by both S&P and Moody's and none of Level I Status, Level II Status, Level III

Status or Level IV Status exists.

          "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.07(a).

          "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the Eurocurrency Rate.

          "LIBOR Bid Margin" has the meaning specified in subsection 2.07(c)(ii)
(C).

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or the filing of any financing statement signed by and naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

          "Loan" means an extension of credit by a Lender under Article II to the Company, another Bid Borrower or a Subsidiary Borrower, as the case may be, and may be a Committed Loan or a Bid Loan.

          "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the U.S. Agent, the European Payment Agent or any Lender in connection herewith.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its consolidated Subsidiaries taken as a whole, which change or effect shall exceed 15% of the Company's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Borrowing Subsidiary of any Loan Document which material adverse effect was not caused by any Lender.

          "Material Subsidiary" means, at any time, any Subsidiary having at such time either (i) total (net) revenues for the last fiscal year in excess of 15% of total (net) revenues of the Company and its consolidated Subsidiaries for such period or (ii) total assets, as of the last day of the preceding fiscal year, having a net book value in excess of 15% of the total assets of the Company and its consolidated Subsidiaries as of such day, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the U.S. Agent under Section 6.01.

          "Moody's" means Moody's Investors Service, a division of Dun Bradstreet Corporation.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Notes" means the Bid Loan Notes.

          "Notice of Committed Borrowing" means a notice in substantially the form of Exhibit E.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit F.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under this Agreement and the other Loan Documents, owing by any Borrower to any Lender, the U.S. Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designations or other instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement of such corporation.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise taxes, charges or similar levies which arise directly from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in Section 11.08(d).

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   or  any
Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years; but excluding in all cases any Multiemployer Plan.


          "Permitted Liens" has the meaning specified in Section 7.01.

          "Permitted Receivables" shall mean all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

          "Permitted Receivables Purchase Facility" shall mean any agreement of the Company or any of its Subsidiaries (including, without limitation, the
Receivables Purchase Agreement, dated January 31, 1996, among the Company, Alberto-Culver USA, Inc., Delaware Funding Corporation and J.P. Morgan Delaware) providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

          "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of -

          (a) prior to the Termination Date, such Lender's Commitment divided by the combined Commitments of all Lenders, and

          (b) otherwise, the aggregate Dollar Equivalent principal amount of such Lender's outstanding Loans divided by the aggregate Dollar Equivalent principal amount of all outstanding Loans.

          "Regulation U" means Regulation U of the Federal Reserve Board, as in effect from time to time.

          "Replacement Lender" has the meaning specified in Section 3.09.

          "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required  Lenders"  means  (a) at any time  prior to the  Termination
Date, Lenders then holding at least 51% of the aggregate amount of the Commitments, and (b) otherwise, Lenders then holding at least 51% of the then aggregate Dollar Equivalent principal amount of the outstanding Loans. For purposes of determining whether the Required Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent amount of all Eurocurrency Loans shall be calculated on the date such amendment, waiver or consent is to become effective or such action is to be taken.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to and binding upon the Person or any of its property or to which the Person or any of its property is subject and, in the case of the Company or any Borrowing Subsidiary, which failure to comply with is reasonably likely to have a Material Adverse Effect.

          "Responsible  Officer"  means  any of the  following  officers  of the
Company: the chairman of the board, any executive vice president, the chief executive officer, the president, the chief financial officer, any senior vice president, and the treasurer.

          "Sally Beauty" has the meaning specified in the Preamble.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

          "Same Day Funds" means (i) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Available Currency, same day or other funds as may be determined by the U.S. Agent (or the European Payment Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant currency.

          "SEC" means the Securities and Exchange Commission, or any U.S. Governmental Authority succeeding to any of its principal functions.

          "Specific Rate" has the meaning specified in Section 2.07(c)(ii)(D).

          "Specific Rate Auction" means a solicitation of Competitive Bids setting forth Specific Rates pursuant to Section 2.07(a).

          "Specific Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Specific Rate.

          "Spot Rate" for a currency means the rate quoted by BofA in good faith as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "Subsidiary" of a Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the U.S. Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or U.S. Agent, as the case may be, is organized or maintains a lending office.

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          "Termination Date" means the earlier to occur of:

          (a) September 10, 2002; and

          (b) the date on which the  Commitments  terminate in  accordance  with
          Section 2.08 or Section 9.02 of this Agreement.

          "Total Capitalization" has the meaning specified in Section 7.09.

          "Type" means (a) in the case of Committed Loans, a Base Rate Loan, a Eurodollar Loan or a Eurocurrency Loan and (b) in the case of Bid Loans, a LIBOR Bid Loan or a Specific Rate Loan, and

          "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "U.S. Agent" means BofA in its capacity as agent for the Lenders here-under, and any successor U.S. Agent arising under Section 10.09.

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          "U.S. Dollars" and "U.S.$" each mean the lawful currency of the United
States.

          "U.S. Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the U.S. Agent of the rates for the last transaction in overnight Federal funds arranged prior to 11:00 a.m. (Chicago time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the U.S. Agent.

          "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares or similar nominal shares required or permitted by law) 80% or more of the capital stock of each class having ordinary voting power, and 80% or more of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          1.02  Other Interpretive Provisions.

          (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this

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Agreement shall have the defined  meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the Uniform Commercial Code shall have the meanings therein described.

          (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c) Certain Common Terms.

          (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (d) Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to"

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and "until" each mean "to but excluding", and the word "through" means "to and including."

          (e) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) Construction. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the U.S. Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the U.S. Agent merely because of the U.S. Agent's or Lenders' involvement in their preparation.

          1.03  Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          (c) With respect to financial matters, determinations of "materiality" shall be made with reference to the Company and its consolidated Subsidiaries taken as a whole and be equal to or greater than 15% of the Company's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter; provided, however, that this Section 1.03(c) shall not be applicable to Section 9.01(d).

           1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Available Currency of an amount in U.S. Dollars, and the equivalent in U.S. Dollars of an amount in any Available Currency, shall be determined at the Spot Rate.

                                   ARTICLE II
                                   THE CREDITS

          2.01 The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company (or a Borrowing Subsidiary, if applicable) from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule
2.01 (such amount as the same may be increased under Section 2.10 or reduced under Section 2.08 or changed as a result of one or more assignments under
Section 11.08, the Lender's "Commitment"); provided, however, that, the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Bid Loans then outstanding and such deemed usage of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their Pro Rata Share. Subject to Section 2.15, the aggregate Dollar Equivalent principal amount of all outstanding Committed Loans, together with the aggregate principal amount of all outstanding Bid Loans, shall not at any time exceed the combined Commitments. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company (or any Borrowing Subsidiary, if applicable) may borrow under this Section 2.01, prepay under
Section 2.09 and reborrow under this Section 2.01. Subject to Section 2.03(d), the Committed Loans may from time to time be (i) Base Rate Loans, (ii) Eurodollar Loans, (iii) (subject to the limitations set forth herein) Eurocurrency Loans or (iv) a combination thereof, as determined by the Company (or a Borrowing Subsidiary, if applicable) and notified to the U.S. Agent in accordance with Section 2.03, provided that no Committed Loan shall be made as a Eurodollar Loan or a Eurocurrency Loan after the day that is one month prior to the Termination Date.

          2.02  Loan Accounts; Bid Loan Notes.

          (a) The Committed Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the U.S. Agent (or the European Payment Agent) and each Lender shall be prima facie evidence of the amount of the Loans made by the Lenders to the Company (or any Borrowing Subsidiary) and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company (or any Borrowing Subsidiary) hereunder to pay any actual amount owing with respect to the Loans.

          (b) The Bid Loans made by any Lender shall be evidenced by a promissory note executed by the respective Bid Borrower (a "Bid Loan Note") (each such Note to be substantially in the form of Exhibit G). Each Lender shall endorse on the schedule annexed to its Note for the respective Bid Borrower the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the respective Bid Borrower with respect thereto. Each such Lender is irrevocably authorized by the respective Bid Borrower to endorse its Note and each Lender's record shall be prima facie evidence of the amount of each such Loan; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the respective Bid Borrower hereunder or under any such Note to such Lender but any such failure or error shall not increase the obligations of the respective Bid Borrower hereunder to such Lender.


          2.03 Procedure for Committed Borrowings. (a) Each Committed Borrowing shall be made upon irrevocable written notice delivered by the Company (on behalf of itself or any Borrowing Subsidiary, if applicable) to the U.S. Agent in the form of a Notice of Committed Borrowing (which notice must be received by the U.S. Agent prior to 10:30 a.m. (Chicago time) (i) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans; (ii) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar
Loans; and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

          (A) the identity of the Borrower;

          (B) the amount of the Borrowing, which shall be in the aggregate minimum amount of the Dollar Equivalent of U.S.$5,000,000 or any multiple of (x) U.S.$1,000,000 in excess thereof, in the case of Base Rate Loans or Eurodollar Loans, or (y) 100,000 units of the Applicable Currency in excess thereof, in the case of Eurocurrency Loans;

          (C) the requested Borrowing date, which shall be a Business Day;

          (D) the Type of Committed Loans comprising the Committed Borrowing;

          (E) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Committed Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Loans or Eurocurrency Loans, such Interest Period shall be one month; and

          (F) in the case of a Borrowing comprised of Eurocurrency Loans, the Available Currency or Currencies.

          (b) The Dollar Equivalent amount of any Borrowing in an Available Currency will be determined by the U.S. Agent for such Borrowing on the Computation Date therefor in accordance with Section 2.05(a). Upon receipt of any Notice of Committed Borrowing, the U.S. Agent shall promptly notify each Lender thereof, and if such notice relates to a Borrowing of Eurocurrency Loans, the European Payment Agent thereof, and of the amount of such Lender's Pro Rata Share of such Borrowing.

          (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the U.S. Agent or, in the case of Eurocurrency Loans, the European Payment Agent, for the account of the relevant Borrower at the Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in U.S. Dollars, by 1:00 p.m (Chicago time), and (ii) in the case of a Borrowing comprised of Eurocurrency Loans, by such time as the U.S. Agent may specify. The proceeds of all such Loans will then be made promptly available but in any event before the close of business on the requested Borrowing Date to the relevant Borrower by the U.S. Agent or the European Payment Agent, as appropriate, to an account of the relevant Borrower at the Agent's Payment Office and in like funds as received by such Person.

          (d) After giving effect to any Borrowing (or to any conversion or continuation of Loans pursuant to Section 2.04), unless the U.S. Agent shall otherwise consent, there may be not more than ten different Interest Periods in effect for Committed Loans and not more than eight Interest Periods in effect for Bid Loans.


          2.04 Conversion and Continuation Elections. (a) The Company may, for itself or on behalf of any Borrowing Subsidiary, if applicable, upon irrevocable written notice to the U.S. Agent in accordance with subsection 2.04(b):

                           (i)  elect, as of any Business Day, in the case of
Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Loans, to convert any such Loans (or any part thereof in an amount not less than U.S.$5,000,000, or that is in an integral multiple of U.S.$1,000,000 in excess thereof) into Loans in U.S. Dollars of another Type; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Dollar Equivalent of U.S.$5,000,000, or that is in an integral multiple of (x) U.S.$1,000,000 in excess thereof, in the case of Eurodollar Loans, or (y) 100,000 units of the Applicable Currency in excess thereof, in the case of Eurocurrency Loans); provided, that if at any time the aggregate amount of Eurodollar Loans or Eurocurrency Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Dollar Equivalent of U.S.$5,000,000, such Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to convert or continue such Loans under this Section 2.04 shall terminate.

          (b) The Company (for itself or on behalf of any Borrowing Subsidiary, if applicable) shall deliver a Notice of Conversion/Continuation to be received by the U.S. Agent prior to 10:30 a.m. (Chicago time) at least (i) four Business Days prior to the requested Conversion/Continuation Date, if Loans are to be continued as Eurocurrency Loans; (ii) three Business Days prior to the requested Conversion/Continuation Date, if Loans are to be converted into or continued as Eurodollar Loans; and (iii) on the requested Conversion/Continuation Date, if Loans are to be converted into Base Rate Loans, specifying:

                (A)  the proposed Conversion/Continuation Date;

                (B)  the aggregate amount of Loans to be converted or continued;

                (C) the Type of Loans resulting from the proposed conversion or continuation; and

                (D) other  than in the case of  conversions into Base Rate
                    Loans, the duration of the requested Interest Period.


          (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to continue such Eurodollar Loans on the basis of a one month Interest Period. If the Company has failed to select a new Interest Period to be applicable to Eurocurrency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.05(b), the Company shall be deemed to have elected to continue such Eurocurrency Loans on the basis of a one month Interest Period.

          (d) The U.S. Agent will promptly notify each Lender (and the European Payment Agent in the case of Eurocurrency Loans) of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the U.S. Agent will promptly notify each such Person of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Base Rate Loan converted into a Eurodollar Loan, or a Eurocurrency Loan continued on the basis of an Interest Period exceeding one month.

          2.05 Utilization of Commitments in Available Currencies. (a) The U.S. Agent will determine in good faith the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Eurocurrency Loans as of the requested Borrowing Date, (ii) outstanding Eurocurrency Loans as of the last Banking Day of each month, and (iii) outstanding Eurocurrency Loans as of any redenomination date pursuant to this Section 2.05 or Section 3.06 (each such date under clauses (i) through (iii) a "Computation Date").

          (b) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Eurocurrency Loans shall be redenominated and converted into Base Rate Loans with effect from the last day of the Interest Period with respect to any such Eurocurrency Loans. The U.S. Agent will promptly notify the Company, the Lenders and the European Payment Agent of any such redenomination and conversion request.

          2.06 Bid Borrowings. In addition to Committed Borrowings, each Lender severally agrees that the Company may, as set forth in Section 2.07, from time to time request the Lenders prior to the Termination Date to submit offers to make Bid Loans to the Company or another Bid Borrower; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Company on its own behalf or on the behalf of such other Bid Borrower may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall the outstanding aggregate principal amount of all Bid Loans made by all Lenders, plus the outstanding aggregate Dollar Equivalent principal amount of all Committed Loans made by all Lenders exceed the combined Commitments.

          2.07 Procedure for Bid Borrowings. The Company may, as set forth in this Section, on behalf of itself or another Bid Borrower request the U.S. Agent to solicit offers from all the Lenders to make Bid Loans.

         (a) When the Company wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the U.S. Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit H (a "Competitive Bid Request") so as to be received no later than 10:30 a.m. (Chicago time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of Specific Rate Auction, specifying:

            (i) the identity of the Bid Borrower;

            (ii) the date of such Bid Borrowing, which shall be a Business Day;

            (iii) the aggregate  amount of such Bid Borrowing, which shall be a minimum amount of U.S.$5,000,000 or in multiples of U.S. $1,000,000 in excess thereof;

            (iv) whether the  Competitive  Bids requested are to be for LIBOR
                 Bid Loans or Specific  Rate Bid Loans or both; and

            (v) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

          Subject to subsection 2.07(c), the Company may not request the U.S. Agent to solicit offers for Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                           (b) Upon receipt of a Competitive Bid Request, the U.S. Agent will promptly send to the Lenders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company (on behalf of itself or another Bid Borrower) to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.07.

                           (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.07(c) and must be submitted to the U.S. Agent by facsimile transmission at its offices specified in or pursuant to Section 11.02 not later than (1) 8:30 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 8:30 a.m. (Chicago time) on the proposed date of Borrowing, in the case of a Specific Rate Auction; provided that Competitive Bids submitted by BofA may only be submitted if BofA notifies the Company of the terms of the offer or offers contained therein not later than (A) 8:15 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 8:15 a.m. (Chicago time) on the proposed date of Borrowing, in the case of a Specific Rate Auction.

         (ii) Each Competitive Bid shall be in substantially the form of Exhibit I, specifying therein:

               (A)  the proposed date of Borrowing;

               (B) the  principal  amount of each Bid
                   Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

               (C) in case the Company elects a LIBOR
                   Auction,  the  margin  above or  below  the
                   Eurocurrency  Rate (the "LIBOR Bid Margin")
                   offered  for each such Bid Loan,  expressed
                   in multiples of 1/1000th of one basis point
                   to be  added  to  or  subtracted  from  the
                   applicable   Eurocurrency   Rate   and  the
                   Interest Period applicable thereto;

               (D)  in  case  the  Company  elects  a
                    Specific Rate Auction, the rate of interest
                    per  annum   expressed   in   multiples  of
                    1/1000th of one basis point (the  "Specific
                    Rate") offered for each such Bid Loan and the Interest Period applicable thereto; and

               (E)  the   identity   of  the  quoting Lender.

          A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

         (iii)Any Competitive Bid shall be disregarded if it:

              (A) is not substantially in conformity
                  with  Exhibit I or does not  specify all of
                  the  information   required  by  subsection
                 (c)(ii) of this Section;

              (B)  contains qualifying, conditional or similar language;

              (C)  proposes  terms  other than or in
                   addition   to  those   set   forth  in  the
                   applicable Invitation for Competitive Bids; or


              (D)  arrives  after the time set forth in subsection (c)(i).

                           (d) Promptly on receipt and not later than 9:00 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:00 a.m. (Chicago time) on the proposed date of Borrowing, in the case of a Specific Rate Auction, the U.S. Agent will notify the Company of the terms (i) of any Competitive

          Bid submitted by a Lender that is in accordance with subsection 2.07(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the U.S. Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.07(c). The U.S. Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; (2) the respective principal amounts and LIBOR Bid Margins or Specific Rates, as the case may be, so offered; and (3) any other information regarding such Competitive Bid reasonably requested by the Company. Subject only to the provisions of Sections 3.03, 3.06 and 4.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the U.S. Agent given on the written instructions of the Company.

                           (e) Not later than 9:45 a.m. (Chicago time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 9:45 a.m. (Chicago time) on the proposed date of Borrowing, in the case of a Specific Rate Auction, the Company shall notify the U.S. Agent, in writing and in a form reasonably acceptable to the U.S. Agent, of its acceptance or non-acceptance of the offers notified to it pursuant to subsection 2.07(d). The Company (on behalf of itself or another Bid Borrower) shall be under no obligation to accept any offer and may choose to accept or reject some or all offers.

          In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company (on behalf of itself or another Bid Borrower) may accept any Competitive Bid in whole or in part; provided that:

                           (i)the  aggregate  principal amount of each
                           Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                          (ii)the principal amount of each Bid Borrowing must be
                           U.S.$5,000,000 or in any multiple of U.S.$1,000,000
                           in excess thereof;

                           (iii)acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Specific Rates within each Interest Period, as the case may be; and


                           (iv)the  Company  may not  accept any offer
                           that is described in subsection 2.07(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                           (f) If offers are made by two or more Lenders with the same LIBOR Bid Margins or Specific Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the U.S. Agent among such Lenders (in such multiples, not less than U.S.$1,000,000, as the U.S. Agent may deem appropriate) as nearly as practicable in proportion to the aggregate principal amounts of such offers. Determination by the U.S. Agent of the amounts of Bid Loans shall be conclusive in the absence of demonstrable error.

                           (g) (i) The U.S. Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                           (ii) Each Lender, which has received notice
                           pursuant to subsection 2.07(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the U.S. Agent in Same Day Funds for the account of the Company or other Bid Borrower, as applicable, at the Agent's Payment Office, by 1:00 p.m. (Chicago time) on such date of Bid Borrowing.

                           (iii)Promptly following each Bid Borrowing, the U.S. Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (iv)From  time to time,  the Bid  Borrowers
                           and the Lenders shall furnish such information to the U.S. Agent as the U.S. Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Bid Borrowers for payment of all amounts owing hereunder.

                           (h) If, on or prior to the proposed date of Bid Borrowing, the Commitments have not been terminated and if, on such proposed date of Bid Borrowing all applicable conditions to funding referenced in this Agreement are satisfied, the Lender or Lenders whose offers have been accepted by the Company (on behalf of itself or another Bid Borrower) will fund each Bid Loan so accepted.

          2.08 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the U.S. Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of U.S.$5,000,000 or any Dollar Equivalent multiple of U.S.$1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal Dollar Equivalent amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued facility fees (under Section 2.13(b)) to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

          2.09 Optional Prepayments. (a) Subject to Section 3.05, the Company may, at any time or from time to time, upon irrevocable written notice to the U.S. Agent, ratably prepay Committed Loans in whole or in part, in the aggregate minimum amount of the Dollar Equivalent of U.S.$5,000,000 or any multiple of (x) U.S.$1,000,000 in excess thereof, in the case of Base Rate Loans or Eurodollars Loans or (y) 100,000 units of the Applicable Currency in excess thereof, in the case of Eurocurrency Loans. The Company shall deliver a notice of prepayment to be received by the U.S. Agent not later than 10:30 a.m. (Chicago time) (i) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are Eurocurrency Loans, (ii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are Eurodollar Loans, and (iii) on the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, Eurodollar Loans, Eurocurrency Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Company and the U.S. Agent will promptly notify each Lender thereof (and the European Payment Agent, if appropriate) and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company (or a Subsidiary Borrower, if applicable) shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section
3.05 (but no other amounts shall be due and payable on such date under this Section 2.09(a)).

          (b) Bid Loans may not be voluntarily prepaid by any Bid Borrower.

          2.10 Optional Increase in Commitments. The Company may, no more than twice a year, request the Lenders by written notice to the U.S. Agent, to increase the aggregate Commitments, which notice shall be accompanied by the resolutions of the board of directors of the Company approving such increase and certified by the Secretary or an Assistant Secretary of the Company, provided that in no event shall the aggregate Commitments exceed U.S.$300,000,000 without the written consent of all the Lenders. The U.S. Agent shall transmit such request to each Lender within one Banking Day after its receipt thereof. Each Lender will have the option, in its sole discretion, to subscribe for its proportionate share of such requested increase, according to its then existing Pro Rata Share. The Lenders shall respond in writing to the Company's request through the U.S. Agent within fifteen Banking Days by submitting a supplement in the form of Exhibit J. Any Lender not responding within fifteen Banking Days shall be deemed to have declined the request. At the option of the Company, any part of the increase not so subscribed may be assumed, within ten Banking Days of the Lenders' response, by one or more existing Lenders or assumed by other banks meeting the qualifications of an Eligible Assignee acceptable to the U.S. Agent and the Company, which consent of the U.S. Agent shall not be unreasonably withheld, upon submission of a supplement in the form of Exhibit K, in the case of an existing Lender, or Exhibit L, in the case of a new party to this Agreement, and Schedule 2.01 shall be amended accordingly. In order to maintain outstanding Committed Loans in accordance with each Lender's Pro Rata Share at all times, a reallocation of Commitments as a result of a non-pro rata subscription to the increase in the Commitments pursuant to this Section 2.10 may require a prepayment of certain Loans by the Company (subject, without limitation, to Section 3.05 hereof).

          2.11 Repayment. The Company (and each other Borrower, if applicable) shall repay to the Lenders on the Termination Date the aggregate principal amount of all Loans outstanding on such date; provided, however, that the aggregate principal amount of all Loans to any Borrowing Subsidiary shall become immediately due and payable on the date on which the U.S. Agent receives a Borrowing Subsidiary Termination in respect of such Borrowing Subsidiary. The Company (and each Borrowing Subsidiary, if applicable) shall repay each Eurodollar Loan and each Eurocurrency Loan on the last day of the relevant Interest Period, and the Company (and each other Bid Borrower, if applicable) shall repay each Bid Loan on the last day of the relevant Interest Period.

12  Interest.

(a)Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurocurrency Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurocurrency Rate plus (or minus) the LIBOR Bid Margin, or at the Specific Rate, as the case may be.

(b)Interest on each Loan shall be paid in arrears on each Interest Payment Date.

Interest shall also be paid on the date of any prepayment of Committed Loan under Section 2.09 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

(c)Notwithstanding subsection (a) of this Section, after acceleration or the occurrence and continuation of an Event of Default under Section 9.01(a) or (c), or commencing five days after the occurrence and continuation of any other Event of Default, the Company (or any other Borrower, if applicable) shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Loan or Eurocurrency Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, after the expiration of such Interest Period and during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%. Interest payable under this subsection 2.12(c) shall be payable on demand by the Required Lenders.

(d)Anything herein to the contrary notwithstanding, the obligations of the Company (or any other Borrower, if applicable) to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company (or any such other Borrower) shall pay such Lender interest at the highest rate permitted by applicable law.

2.13  Fees.

(a)Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay agency (including bid agency) fees and other sums to the U.S. Agent for the U.S. Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Arranger and BofA dated June 20, 1997.

(b)Facility Fees. The Company shall pay to the U.S. Agent for the account of each Lender a facility fee on the entire portion of such Lender's Commitment (whether utilized or unutilized), computed on a quarterly basis in arrears on the last Banking Day of each calendar quarter, equal to (i) 0.060% per annum if Level I Status exists, (ii) 0.070% per annum if Level II Status exists, (iii) 0.080% per annum if Level III Status exists, (iv) 0.1125% per annum if Level IV Status exists, and (v) 0.150% per annum if Level V Status exists. Such facility fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Banking Day of each calendar quarter commencing on September 30, 1997 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.08, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.


2.14  Computation of Fees and Interest.

(a)All computations of interest for Base Rate Loans and Eurocurrency Loans denominated in pounds sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year), or such other basis customarily used in the appropriate market for a specified currency as reasonably determined by the U.S. Agent or the European Payment Agent. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to but excluding the last day thereof.

(b)Each determination of an interest rate or a Dollar Equivalent amount by the U.S. Agent shall be conclusive and binding on the Company and the Lenders in the absence of demonstrable error. The U.S. Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the U.S. Agent in determining any interest rate or a Dollar Equivalent amount.

(c)The U.S. Agent will, with reasonable promptness, notify the Company and the Lenders of each determination of the Eurocurrency Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any Event of Default or any claim against the U.S. Agent. Any change in the interest rate payable on the Committed Loans or in the facility fees payable under Section 2.13(b) resulting from (i) a change in either the Company's corporate credit ratings or its senior unsecured long-term debt ratings, or (ii) the fact that such ratings are no longer being publicly announced by S&P and Moody's and a change in the ratio of Funded Debt to Total Capitalization as reflected on the most recent Compliance Certificate furnished by the Company pursuant to Section 6.02(a), shall become effective and shall apply to any such Loans then outstanding or to such fees as of the opening of business on the day on which such change in the Company's ratings (or such unavailability of ratings and change of ratio) becomes effective (notwithstanding that the U.S. Agent becomes aware of such circumstances after they come into effect). The U.S. Agent will with reasonable promptness notify the Company and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Company (or any Borrowing Subsidiary, if applicable) of any liability hereunder or provide the basis for any claim against the U.S. Agent.


        2.15 Currency Exchange Fluctuations. Subject to Section 3.05, if on any Computation Date the U.S. Agent shall have determined in good faith that the aggregate Dollar Equivalent principal amount of all Loans then outstanding exceeds the combined Commitments of the Lenders by more than U.S. $1,000,000, due to a change in applicable rates of exchange between U.S. Dollars and

Available Currencies, then the U.S. Agent shall give notice to the Company that a prepayment is required under this Section, and the Company (and the Borrowing Subsidiaries, if applicable) thereupon agree to make prompt prepayment of Loans such that, after giving effect to such prepayment the aggregate Dollar
Equivalent amount of all Loans does not exceed the combined Commitments; provided, however, that the Company (or the Borrowing Subsidiary, if applicable) may defer such prepayment for a period not exceeding three months from the date of such notice but interest shall continue to accrue on such Loans as provided herein.

        2.16 Payments by Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Borrower shall be made to the U.S. Agent (or the European Payment Agent, if applicable) for the account of the Lenders at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Eurocurrency Loan, shall be made in the Available Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in U.S. Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Available Currency payments, no later than such time on the dates specified herein as may be determined by the U.S. Agent (or the European Payment Agent, if applicable) to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any U.S. Dollar payments, no later than 10:00 a.m. (Chicago time) on the date specified herein. The U.S. Agent (or the European Payment Agent, if applicable) will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the U.S. Agent later than 10:00 a.m. (Chicago time), or later than the time specified by the U.S. Agent (or the European Payment Agent, if applicable) as provided in clause (i) above (in the case of Available Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the U.S. Agent (or the European Payment Agent, if applicable) receives notice from any Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the U.S. Agent (or the European Payment Agent, if applicable) may assume that such Borrower has made such payment in full on such date in Same Day Funds and the U.S. Agent (or the European Payment Agent, if applicable) may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full, each Lender shall repay to the U.S. Agent (or the European Payment Agent, if applicable) on demand such amount distributed to such Lender, together with interest thereon at the U.S. Federal Funds Rate or, in the case of a payment in an Available Currency, the Cost of Funds Rate, for each day from the date such amount is distributed to such Lender until the date repaid.

        2.17 Payments by the Lenders to the Agent. (a) Unless the U.S. Agent (or the European Payment Agent, if applicable) receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the U.S. Agent (or the European Payment Agent, if applicable) for the account of the relevant Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the U.S. Agent (or the European Payment Agent, if applicable) may assume that each Lender has made such amount available in Same Day Funds on the Borrowing Date and the U.S. Agent (or the European Payment Agent, if applicable) may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available in Same Day Funds and the U.S. Agent (or the European Payment Agent, if applicable) in such circumstances has made available to such Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the U.S. Agent (or the European Payment Agent, if applicable), (i) together with interest at the U.S. Federal Funds Rate or, in the case of any Borrowing consisting of Eurocurrency Loans, the Cost of Funds Rate, for each day during such period, and (ii) the customary administrative surcharge. A notice of the U.S. Agent (or the European Payment Agent, if applicable) submitted to any Lender with respect to amounts owing under this subsection 2.17(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the U.S. Agent (or the European Payment Agent, if applicable) on the Business Day following the Borrowing Date, the U.S. Agent will notify the respective Borrower of such failure to fund and, upon demand by the U.S. Agent, such Borrower shall pay such amount to the U.S. Agent (or the European Payment Agent, if applicable) for such Person's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Lender to make any Committed Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Committed Loan to be made by such other Lender on any Borrowing Date.

        2.18 Sharing of Payments,  Etc. If, other than as expressly  provided in
Section 3.09 or 11.08 hereof, any Lender shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Lender shall immediately (a) notify the U.S. Agent of such fact, and
(b) purchase from the other Lenders such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying

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Lender's  required  repayment  to (ii) the total  amount so  recovered  from the purchasing  Lender)  of any  interest  or other  amount  paid or  payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The U.S. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the
Lenders   following  any  such  purchases  or  repayments.   Any  Lender  having
outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Lender shall apply the proceeds of such set-off first to such Lender's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

        2.19 Local Borrowing Amendments. From time to time prior to the Termination Date, upon the Company's written request, the Lenders agree to promptly enter into one or more amendments to this Agreement with the Company in order to permit Borrowing Subsidiaries domiciled in Australia, Canada or Italy to obtain Committed Loans denominated in Australian dollars, Canadian dollars or Italian lira, respectively, on a local borrowing basis (the "Fronted Loans"), from the Lenders which have a domestic branch (or lending Affiliate) located in such country at the time of such request. Such Lender or Lenders (the "Fronting Lenders") having a domestic presence in any such country will advance Fronted Loans (on a pro rata basis) in the respective currency on behalf of the Lenders, and the other Lenders shall be deemed to have purchased irrevocable risk participations from the Fronting Lenders in the Fronted Loans so that after giving effect thereto, each Lender's interest in the Fronted Loans equals its Pro Rata Share. No fronting fees shall be payable in respect of any Fronted Loans and all accrued interest on the Fronted Loans shall be for the account of the Fronting Lenders. Fronted Loans will be subject to a sublimit of the Dollar Equivalent of U.S.$75,000,000 in each such currency. Such amendment(s) shall not, however, increase the prior Commitment of any Lender. Any such amendment(s) shall be subject to Required Lender approval only as to form, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the obligation of the Lenders to enter into any such amendment is conditioned upon the following, at the time of any such request: (i) no Default or Event of Default has occurred and is continuing, (ii) at least one Lender shall have a domestic branch (or lending Affiliate) located in the requested country capable of making Fronted Loans in the domestic currency of that country, and (iii) subsequent to the Closing Date, no significant change in applicable law or governmental regulation has occurred which, in the reasonable opinion of any Lender, would render such amendment materially disadvantageous for such Lender.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 Taxes. (a) Any and all payments by the Company (or any Borrowing Subsidiary) to each Lender or the U.S. Agent (or the European Payment Agent) under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

        (b) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the U.S. Agent (or the European Payment Agent), then:

        (i) the sum payable  shall be  increased  as  necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the U.S. Agent (or the European Payment Agent), as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

       (ii)     such Borrower shall make such deductions and withholdings;

       (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

       (iv) such  Borrower  shall  also pay to each  Lender or the U.S.
        Agent (or the European Payment Agent) for the account of such Lender, at the time interest is paid, an additional amount as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed, calculated pursuant to the following formula:

                         y =  (w)(t)(i)
                              1 - w - t
        where the terms are defined as follows:

        y = additional amount to be paid to Lender or the U.S. Agent (or the European Payment Agent);

        w =     withholding tax rate levied by non-U.S. taxing authority;

        t =      40%;

        i = stated interest to be paid on Loan (i.e., Eurocurrency Rate plus Applicable Margin).

        (c) The Company agrees to indemnify and hold harmless each Lender and the U.S. Agent (and the European Payment Agent) for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) the additional amount payable under Section 3.01(b)(iv) as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or additional amount had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date the Lender or the U.S. Agent (or the European Payment Agent through the U.S. Agent), makes written demand therefor.

        (d)(i) After the date of any payment by the Company of Taxes or Other Taxes, the Company shall use its best efforts to furnish to each Lender or the U.S. Agent (or the

        European Payment Agent) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Person.

                (ii) If a Lender is entitled to and actually claims a U.S. foreign tax credit for Taxes paid by the Company and received an additional amount from the Company with respect to those Taxes pursuant to Section 3.01(b)(iv), then (x) such Lender shall use its best efforts to reimburse the Company for such additional amount to the extent that such Lender determines, in its sole discretion, that it received a benefit for such foreign tax credits; and (y) any amounts payable under subparagraph (x) hereof shall be due no earlier than the time when the IRS is time-barred by statute from taking any action to reduce or eliminate these foreign tax credits.

        (e) If the Company (or any other Borrower) is required to pay any amount to any Lender or the U.S. Agent (or the European Payment Agent) pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

        3.02  Withholding Tax
                (a) Each Lender which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

                         (i) it shall,  no later than the  Closing  Date (or, in
                the case of a Lender which  becomes a party  hereto  pursuant to
                Section 11.08 after the Closing Date, the date upon which the Lender becomes a party hereto) deliver to the Company through the U.S. Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                         (ii) if at any time the Lender makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Company through the U.S. Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                    (iii)it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender, deliver to the Company through the U.S. Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Lender; and

                         (iv) it shall,  promptly upon the Company's or the U.S.
                Agent's reasonable request to that effect, deliver to the Company or the U.S. Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                (b) The Company (or any other Borrower) will not be required to indemnify, hold harmless or pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.01 to any Lender for the account of any Lending Office of such Lender:

                         (i) if the  obligation to  indemnify,  hold harmless or
                pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations (if any) under subsection 3.02(a) in respect of such Lending Office;

                         (ii) if such Lender shall have delivered to the Company
                a Form 4224 in respect of such Lending Office pursuant to subsection 3.02(a), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by any Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                    (iii)if the Lender shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to subsection 3.02(a), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by any Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                (c) Each Lender agrees to promptly notify the Company of the first written assessment of any Taxes, Other Taxes or additional amount specified under Section 3.01(b)(iv) payable by the Company (or any other Borrower) hereunder which is received by such Lender, provided that failure to give such notice shall not prejudice the Lender's rights under Section 3.01 hereof unless and to the extent the Company (or any such other Borrower) shall be prejudiced by failure to give such notice. The Company shall not be obligated to pay any Taxes, Other Taxes or such additional amount under Section 3.01 which are assessed against any Lender if the statute of limitations applicable thereto (as same may be extended from time to time by agreement between such Lender and the relevant Governmental Authority) has lapsed.

        3.03 Illegality. (a) If any Lender determines in good faith that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Loans or Eurocurrency Loans, then, on notice thereof by the Lender to the Company through the U.S. Agent, any obligation of that Lender to make such Loans (including in respect of any LIBOR Bid Loan as to which the Company (on behalf of itself or another Bid Borrower) has accepted such Lender's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Lender notifies the U.S. Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines in good faith that it is unlawful to maintain any Eurodollar Loan or Eurocurrency Loan, the relevant Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the U.S. Agent), prepay in full such Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.05, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans.

                (c) If the obligation of any Lender to make or maintain Eurodollar Loans or Eurocurrency Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the U.S. Agent that all Loans which would otherwise be made by the Lender as Eurodollar Loans or Eurocurrency Loans, respectively, shall be instead Base Rate Loans.

                (d)  Before  giving  any  notice to the U.S.  Agent  under  this
Section 3.03, the affected Lender shall designate a different Lending Office with respect to its affected Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

        3.04 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation by any central bank or other Governmental Authority of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans or Eurocurrency Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the U.S. Agent), pay to the U.S. Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

        (b) If any Lender shall have reasonably determined that (i) the introduction after the Closing Date of any Capital Adequacy Regulation, (ii) any change after the Closing Date in any

Capital Adequacy Regulation, (iii) any change after the Closing Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any change in any Capital Adequacy Regulation after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the U.S. Agent, the Company shall pay to the Lender from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

        3.05 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any reasonable, direct loss or expense which the Lender sustains or incurs as a consequence of:

                (a) the failure of the Company (or any other Borrower) to make on a timely basis any payment required hereunder of principal of any Eurodollar Loan or any Eurocurrency Loan;

                (b) the failure of any Bid Borrower to borrow a Bid Loan after the U.S. Agent has notified a Lender pursuant to subsection 2.07(g)(i) that its Competitive Bid has been accepted by the Company, or the failure of any Borrower to borrow, continue or convert a Committed Loan after such Borrower has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/Continuation;

                (c) the failure of any Borrower to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.09;

                (d) the prepayment (including pursuant to Section 2.09) or payment after acceleration thereof following an Event of Default of any Eurodollar Loan, Eurocurrency Loan, LIBOR Bid Loan or Specific Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the  automatic  conversion  under the proviso  contained  in
        Section 2.04(a)(ii) of any Eurodollar Loan or Eurocurrency Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

        including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Loans or Eurocurrency Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection

        3.04(a), each Eurodollar Loan or Eurocurrency Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be deemed to have been funded at the Eurocurrency Rate by a matching deposit or other borrowing in the offshore interbank market for a comparable amount and for a comparable period, whether or not such Loan is in fact so funded.

        3.06 Inability to Determine Rates. If the U.S. Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or Eurocurrency Loan, the U.S. Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans or Eurocurrency Loans, as the case may be, hereunder shall be suspended until the U.S. Agent revokes such notice in writing, which revocation shall be promptly given upon a change in circumstances. Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Loans or Eurocurrency Loans, as the case may be. In the case of any Eurocurrency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Available Currency, and to that end any outstanding Eurocurrency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans with effect from the last day of the Interest Period with respect to any such Eurocurrency Loans.

        3.07 Reserves. The Company (or a Borrowing Subsidiary, if applicable) shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any Eurocurrency Loans, under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Available Currency of such Eurocurrency Loan circulates, additional costs on the unpaid principal amount of each Eurodollar Loan or Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith), payable on each date on which interest is payable on such Loan, provided the Company (or any such Borrowing Subsidiary) shall have received at least 15 days' prior written notice (with a copy to the U.S. Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

        3.08 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the U.S. Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder.

        3.09 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.01,
3.04 or 3.07, the Company
may: (i) request the Affected Lender to use its reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Company and meeting the qualifications of an Eligible Assignee to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (but no other Lender shall be required to do so); or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the U.S. Agent (which consent shall not be unreasonably withheld or delayed). Any transfer arising under this Section
3.09 shall comply with the requirements of Section 11.08 and on the date of transfer the Affected Lender shall be entitled to all sums payable to it hereunder on such date including, without limitation, outstanding principal, accrued interest and fees, and other sums arising under the provisions of this Agreement or any Loan Document.

        3.10 Survival. The agreements and obligations of the Company (and any Borrowing Subsidiary) in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

        4.01 Conditions of Initial Loans. The obligation of each Lender to make its initial Committed Loan hereunder, and to receive through the U.S. Agent the initial Competitive Bid Request, is subject to and shall become effective when the U.S. Agent shall have received on or before the

Closing Date all of the following, in form and substance reasonably satisfactory to the U.S. Agent and each Lender, and in sufficient copies for each Lender:

                (a) Credit Agreement; Notes. This Agreement (and a Bid Loan Note from each Bid Borrower for each Lender) properly executed;

                (b)      Resolutions; Incumbency.

                         (i) Copies of the resolutions of the board of directors
                of the Company, Alberto-Culver USA and Sally Beauty authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the respective Borrower; and

                         (ii) A certificate of the Secretary or Assistant Secretary of the Company, Alberto-Culver USA and Sally Beauty certifying the names and true signatures of the officers of the respective Borrower authorized to execute, deliver and perform, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                (c) Organization Documents; Good Standing. Each of the following documents:

                         (i)the articles or certificate of incorporation and the
                            bylaws of the Company, Alberto-Culver USA and Sally Beauty as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the respective Borrower as of the Closing Date; and

                         (ii) a  good  standing  certificate  dated  within  ten
                Banking Days of the Closing Date for the Company, Alberto-Culver USA and Sally Beauty from the Secretary of State (or similar, applicable Governmental Authority) of its respective state of incorporation;


                (d) Legal Opinions. An opinion of the internal counsel of the Company, Alberto-Culver USA and Sally Beauty addressed to the U.S. Agent and the Lenders, substan-tially in the form of Exhibit M;

                (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Section 2.13;

                (f) Certificate. A certificate signed on behalf of the Company by the Company's chief executive officer, chief financial officer, senior vice president-finance or treasurer, dated as of the Closing Date, stating that:

                      (i)  the representations and warranties contained in
                           Article V are true and correct on and as of such
                 date, as though made on and as of such date;

                    (ii) no Default or Event of Default exists or would
                         result from the initial Borrowing; and

                    (iii)there has occurred  since  September 30, 1996, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect;

                (g) Borrowing Subsidiaries. In addition to the other conditions contained in this Section 4.01, the obligation of each Lender to make its initial Committed Loan to any Borrowing Subsidiary (other than Alberto-Culver USA or Sally Beauty) is subject to satisfaction of the conditions contained in Section 4.03.

                (h) Other Documents. Such other approvals, opinions, documents or materials as the U.S. Agent may reasonably request.

        4.02 Conditions to All Borrowings. The obligation of each Lender to make any Committed Loan to be made by it, or any Bid Loan as to which the Company (on behalf of itself or another Bid Borrower) has accepted the relevant Competitive Bid (including its initial Loan), or to continue or convert any Committed Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

                (a) Notice of Borrowing or Conversion / Continuation. As to any Committed Loan, the U.S. Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Committed Borrowing or a Notice of Conversion/Continuation, as applicable;

                (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and


                (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Committed Borrowing and Notice of Conversion/Continuation and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company (and by the relevant Borrower, as applicable) hereunder, as of the date of each such notice or request and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.02 are satisfied.

        4.03 Conditions of Initial Loans to Borrowing Subsidiaries. The obligation of each Lender to make its initial Committed Loan requested to be made by it to any Borrowing Subsidiary (other than Alberto-Culver USA or Sally Beauty) on any date is subject to satisfaction of the following conditions:

                (a) Borrowing Subsidiary Agreement. The U.S. Agent shall have received the Borrowing Subsidiary Agreement to such Borrowing Subsidiary executed and delivered by the Company and such Subsidiary Borrower.

                (b) Other Documents. The U.S. Agent shall have received such documents and certificates as the U.S. Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the transactions contemplated hereby relating to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such transactions, all in form and substance reasonably satisfactory to the U.S. Counsel and its counsel.


                (c) Opinions. The U.S. Agent shall have received a favorable written opinion of the Company's internal counsel for such Borrowing Subsidiary, covering such matters (including matters of the type described in Sections 5.01, 5.02, 5.03, 5.04, 5.06, 5.08, 5.13 and 5.17)
        relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the U.S. Agent shall reasonably request.

Notwithstanding the foregoing or any contrary provision contained in this Agreement, no Lender shall be obligated to make, continue or convert any Committed Loan to or for any Borrowing Subsidiary (including, without limitation, Alberto-Culver USA or Sally Beauty) if the Company shall have executed and delivered to the U.S. Agent a Borrowing Subsidiary Termination with respect to such Borrowing Subsidiary (whether or not such Borrowing Subsidiary has agreed to such Borrowing Subsidiary Termination).

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants (and each other Borrower severally represents and warrants for itself with respect to the following sections, except for Sections 5.07, 5.11, 5.16 and 5.17) to the U.S. Agent and each Lender that:

        5.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business (except where the failure to have any such governmental license, authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect) and to execute, deliver, and as to the Company only, to perform its obligations under the Loan Documents;

                (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except when the failure to so qualify or be so licensed or in good standing would not preclude it from enforcing its rights with respect to any of its assets or expose it to any liability, which in either case would reasonably be expected to have a Material Adverse Effect; and

                (d)  is  in  all  material   respects  in  compliance  with  the
        Requirements of Law except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

        5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of the Company's Organization
                    Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject except where such conflict, breach, contravention or Lien would not reasonably be expected to have a Material Adverse Effect; or

                (c)      violate any Requirement of Law.

        5.03  Governmental  Authorization.   No  approval,  consent,  exemption,
authorization,   or  other  action  by,  or  notice  to,  or  filing  with,  any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

        5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the

Company, or its Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other
                    Loan Document,or any of the transactions contemplated hereby or thereby; or

                (b) would  reasonably  be  expected  to have a Material  Adverse
                    Effect.


        No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        5.06 No Default. At the Closing Date and at the time of any Borrowing, no Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

        5.07 ERISA Compliance. Except as specifically disclosed in Schedule 5.07 and solely with respect to plans covered by ERISA:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law except where non-compliance would not reasonably be expected to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification and which would reasonably be expected to result in a Material Adverse Effect. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
        Section 412 of the Code has been made with respect to any Plan when the failure to make such contribution or when such application or extension would reasonably be expected to result in a Material Adverse Effect.

                (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.


                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA

        Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; that, in the case of any of clauses (i) through (v), would reasonably be expected to result in a Material Adverse Effect.

        5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.04.

        5.09 Title to Properties. The Company and each Material Subsidiary have good record and marketable title in fee simple to, or to their knowledge valid leasehold interests in, all real property necessary for the ordinary conduct of their respective businesses, except for such defects in title or invalidity of leasehold interests as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the Closing Date and to the best knowledge of the Company, the property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.10 Taxes. The Company and its Material Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or where failure to file such return or to pay any such tax would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

        5.11  Financial Condition.

                (a) The audited consolidated financial statements of the Company and its consolidated Subsidiaries dated September 30, 1996, and the unaudited consolidated financial statements dated June 30, 1997:

                         (i) were prepared in accordance with GAAP  consistently
                applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to normal year end audit adjustments in the case of such unaudited statements; and

                         (ii)fairly present the financial condition of the
                             Company and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby.
                                                     - 142 -

                (b) Since September 30, 1996, there has been no Material Adverse Effect otherwise than disclosed on the periodic or special reports of the Company, copies of which have been delivered to the U.S. Agent hereunder.

        5.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that to the best of its knowledge, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness.


        5.14 Copyrights, Patents, Trademarks and Licenses, etc. To the best knowledge of the Company, the Company or its Material Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where the failure to own, be licensed to or otherwise have the right to use the same would not have a Material Adverse Effect. To the best knowledge of the Company, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Material Subsidiary infringes upon any rights held by any other Person where any such infringement would reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Company threatened, which would reasonably be expected to have a Material Adverse Effect.


        5.15 Subsidiaries. As of the Closing Date, the Company has no Material Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.15 hereto and has no material equity investments in excess of U.S.$100,000,000 in any other corporation (excluding Subsidiaries) or entity other than those specifically disclosed in part (b) of Schedule 5.15.

        5.16 Insurance. To the best knowledge of the Company, the properties of the Company and its Material Subsidiaries are insured with financially sound and reputable insurance or reinsurance companies, in such amounts, with such deductibles and covering such risks as are believed by the Company to be adequate in the exercise of its reasonable business judgment.

        5.17 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, financial report or statements or certificate furnished by or on behalf of the Company in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        6.01 Financial Statements. The Company shall deliver to the U.S. Agent, with sufficient copies for each requesting Lender:

                (a) as soon as available, but not later than the date which is 120 days after the end of each fiscal year, a copy of the Company's Annual Report on Form 10K as filed with the SEC, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion shall not be a qualified opinion or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Company's Form 10Q as filed with the SEC; and

                (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all Form 8K's that the Company or any Subsidiary may make to, or file with, the SEC.

        6.02 Certificates; Other Information. The Company shall furnish to the U.S. Agent, with sufficient copies for each Lender:

                (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer on behalf of the Company which certifies that no Default or Event of Default has occurred and is continuing (except as described therein); and

                (b) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Material Subsidiary as the U.S. Agent may from time to time reasonably request and which relates to the ability of the Company (or any other Borrower) to perform under this Agreement or any Loan Document.

        6.03 Notices. Upon obtaining knowledge of any event described below, the Company shall promptly notify the U.S. Agent (but in no event later than five days after obtaining such knowledge):

                (a)      of the occurrence of any Default or Event of Default;

                (b) of any of the following matters of which a Responsible Officer obtains knowledge that would result in a Material Adverse
        Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Material Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Material Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Material Subsidiary, including pursuant to any applicable Environmental Laws;

                (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate which would reasonably be expected to result in a Material Adverse Effect, and deliver to the U.S. Agent a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                         (i)      an ERISA Event;

                         (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                         (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                         (iv) the adoption of any amendment to a Plan sub ject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability ;

                (d) of any material change in accounting policies or financial reporting practices other than those required by GAAP by the Company or any of its consolidated Subsidiaries which would reasonably be expected to materially affect the Company's consolidated financial reports;

                (e) of any change in either the Company's corporate credit ratings or its senior unsecured long-term debt ratings as publicly announced by either S&P or Moody's, or the fact that such ratings are no longer being publicly announced by S&P or Moody's, provided that any failure by the Company to give notice of such change or such unavailability of ratings shall not affect the payment obligations hereunder of any Borrower;

                (f) of any change after the Closing Date in the manner in which the Company
        reflects the aggregate amount of Permitted Receivables sold in connection with Permitted Receivables Purchase Facilities in its internal, unaudited consolidated balance sheet. Upon any such change, the Company shall enter into good faith negotiations with the U.S. Agent and the Lenders so as to promptly arrive at a mutually acceptable alternate method of measuring the Company's compliance with Section 7.02(d).

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document (if any) that have been breached or violated.

        6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary (including each other Borrower) to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) to the extent practicable, using reasonable efforts, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (x) when the non-preservation and non-maintenance of such rights, privileges, qualifications, permits, licenses or franchises would reasonably be expected not to have a Material Adverse Effect or (y) in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except when in the reasonable judgment of the Company it is not economical to do so or where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

                (d) to the extent practicable, using reasonable efforts, preserve or renew all of its registered patents, trademarks, trade names and service marks, except when non-preservation or non-renewal of such patents, trademarks, trade names or service marks would reasonably be expected not to have a Material Adverse Effect.

        6.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and casualty loss excepted and make all necessary repairs thereto and renewals and replacements thereof except when in the reasonable judgment of the Company it is not economical to do so or where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company and each Material Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its material facilities.

        6.06 Insurance. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable insurers or independent reinsurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts determined by the Company to be necessary or desirable in the exercise of its reasonable business judgment.

        6.07 Payment of Obligations. The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary or unless the failure to pay or discharge would not have a Material Adverse Effect;

                (b) all lawful claims (except for such claims which are contested by the Company or Material Subsidiary in good faith) which, if unpaid, would by law become a Lien upon its property except when the failure to pay or discharge would not have a Material Adverse Effect; and

                (c) all Indebtedness, as and when due and payable (except for such Indebtedness which is contested by the Company or any Material Subsidiary in good faith or where the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.08 Compliance with Laws. The Company shall comply, and shall cause each Material Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where the failure to comply would not have a Material Adverse Effect.

        6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law except where non-compliance would not reasonably be expected to result in a Material Adverse Effect; and (b) make all required contributions to any Plan subject to Section 412 of the Code except where failure to make any contribution would not reasonably be expected to result in a Material Adverse Effect.

        6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of the Company and such Material Subsidiary. Subject to reasonable safeguards to protect confidential information, the Company shall permit representatives of the U.S. Agent to discuss the affairs and finances of the Company with its Responsible Officers, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Company shall permit, and shall cause each Material Subsidiary to permit, representatives of the U.S. Agent to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, all at the expense of the Company at any time during normal business hours and with reasonable advance notice. The U.S. Agent shall promptly advise the Lenders of its findings after any such visit, inspection, examination or discussion.

        6.11 Environmental Laws. The Company shall, and shall cause each Material Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect.

        6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for general corporate purposes including, without limitation, working capital and Acquisitions, not in contravention of any Requirement of Law or of this Agreement.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

        7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 or included in the Company's consolidated financial statements as of June 30, 1997 securing Indebtedness outstanding on such date;

                (b)      any Lien created under any Loan Document;

                (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;

                (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings are reasonably anticipated to have the effect of preventing the forfeiture or sale of the property subject thereto;

                (e) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (f) Liens on the property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and
        (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole;

                (h) Liens on assets of Subsidiaries acquired by the Company after the date of this Agreement, provided, however, that such Liens existed at the time of the respective acquisition and were not incurred in anticipation thereof;

                (i) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) such Lien attaches solely to the property so acquired in such transaction, and (ii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property;

                (j) Liens securing obligations in respect of capital leases on assets subject to such leases;

                (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any Material Subsidiary to provide collateral to the depository institution except in either case when such deposit accounts are established or required in the ordinary course of business and would not have a Material Adverse Effect; and

                (l) Liens on Permitted Receivables subject to a Permitted Receivables Purchase Facility;

                (m) Liens on real property (i) acquired after the Closing Date by the Company or any Subsidiary, provided that such Liens existed at the time such property was acquired and were not created in anticipation thereof or (ii) acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that (x) such Liens attach solely to the property so acquired in such transaction, and (y) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property; and

                (n) Notwithstanding the provisions of subsections 7.01(a) through (m), there shall be permitted Liens on property (including Liens which would otherwise be in violation of such subsections), provided that the sum of the aggregate Indebtedness of the Company and its Subsidiaries secured by all Liens permitted under this subsection (n), excluding the Liens permitted under subsections (a) through (m), shall not exceed an amount equal to 3% of the Company's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

        7.02 Disposition of Assets. Except as otherwise permitted by any other provision of this Agreement, the Company shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                (b) dispositions or spinoffs on reasonable commercial terms and for fair value or which would not have a Material Adverse Effect, provided that dispositions or spinoffs of the capital stock of any Material Subsidiary or any Borrowing Subsidiary to a non-Affiliated Person shall not be permitted under this subsection (b) unless after giving effect thereto the affected Material Subsidiary or Borrowing Subsidiary would be a Wholly-Owned Subsidiary;

                (c) dispositions of property (including capital stock) between the Company and any consolidated Subsidiary or among consolidated Subsidiaries;

                (d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities, provided that the aggregate Investment Amount with respect thereto shall not exceed U.S.$75,000,000 at any time; and


                (e) other dispositions of property during any fiscal year (excluding dispositions permitted under subsections 7.02(a) through (d)) whose net book value in the aggregate shall not exceed 3% of the Company's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal year.

        7.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                (a) any Person may merge with the Company, provided that the Company shall be the continuing or surviving corporation;

                (b) any Subsidiary may merge (i) with the Company, provided that the Company shall be the continuing or surviving corporation, or (ii) with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary which is not a Wholly-Owned Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

                (d) any Subsidiary may merge with any Person and any Person may merge with any Subsidiary, provided that after giving effect thereto the resulting Person shall be a Wholly-Owned Subsidiary.

        7.04 Margin Stock. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, in a manner which violates any applicable Requirement of Law and which would have a Material Adverse Effect (provided that this Section 7.04 shall not be deemed to permit the use of Loan proceeds in violation of any Requirement of Law applicable to any Lender). Notwithstanding the foregoing, at no time shall more than 25% of the value (as determined by any reasonable method) of the Company's assets consist of Margin Stock.

        7.05 Restricted Payments. During the existence of a Default or Event of Default, the Company shall not, and shall not suffer or permit any Material Subsidiary (other than a Wholly- Owned Subsidiary) to, declare or make any cash dividend payment or other distribution of assets, properties, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; provided that this Section 7.05 shall not restrict any such cash payments or other distributions or any purchases, redemptions or acquisitions of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, permitted under any written benefit plans of the Company or any Material Subsidiary now or hereafter existing so long as such payments or distributions or purchases, redemptions or acquisitions do not exceed U.S.$5,000,000 in the aggregate during the existence of any such Default or Event of Default.

        7.06 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA

Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which would reasonably be expected to result in a Material Adverse Effect.

        7.07 Accounting Changes. The Company shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any such Material Subsidiary, if such change would reasonably be expected to result in a Material Adverse Effect.


        7.08 Interest Coverage. The Company shall not permit as of the last day of any fiscal quarter, on a consolidated basis, the ratio of (i) Earnings Before Interest and Taxes to (ii) Interest Expense, to be less than 2.0 to 1.0. For purposes of this section, "Earnings Before Interest and Taxes" means as at the end of any fiscal quarter of the Company for the period of four consecutive fiscal quarters ended as at such date, the sum of (a) the consolidated net income (or net loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, plus (b) all amounts treated as interest expense for such period to the extent included in the determination of such consolidated net income (or loss); plus (c) all taxes accrued for such period on or measured by income to the extent included in the determination of such consolidated net income (or loss); provided, however, that consolidated net income (or loss) shall be computed for the purposes of this definition without giving effect to extraordinary or non-recurring losses or extraordinary or non-recurring gains for such period; and "Interest Expense" means as at the end of any fiscal quarter of the Company for the period of four consecutive fiscal quarters ended as at such date, all amounts treated as interest expense for such period to the extent included in the determination of the Company's consolidated net income (or net loss) for such period as determined in accordance with GAAP.

        7.09 Leverage. The Company shall not permit as of the last day of any fiscal quarter, on a consolidated basis, the ratio of (i) Funded Debt to (ii) Total Capitalization, to be greater than 0.60 to 1.0. For purposes of this section, "Funded Debt" means as of the date of any determination all outstanding Indebtedness of the Company and its consolidated Subsidiaries which matures more than one year after the incurrence thereof or is extendable, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof; and "Total Capitalization" means, as of any date of determination, the sum of (i) Funded Debt, and (ii) the sum of the amounts set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as shareholders' equity as determined in accordance with GAAP.

        7.10 Subsidiary Indebtedness. The Company shall not permit as of the last day of any fiscal quarter, the aggregate Indebtedness (excluding Indebtedness among the Company and its Subsidiaries or between Subsidiaries) of its consolidated Subsidiaries to exceed (i) during the first and second year after the Closing Date, 20% and (ii) thereafter, 25%, of shareholders' equity as set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as determined in accordance with GAAP and as reflected in its most recent annual or quarterly financial statements delivered to the U.S. Agent under Section 6.01. For purposes of this Section 7.10, the term "Indebtedness" shall be deemed to exclude (i) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that such excluded Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, and (ii) outstanding Loans of Borrowing Subsidiaries under this Agreement.

                                  ARTICLE VIII
                                    GUARANTEE

        8.01 Guarantee. (a) To induce the U.S. Agent and the Lenders to execute and deliver this Agreement and to make the extensions of credit provided for
herein  to  the   Borrowing   Subsidiaries   (including,   without   limitation,
Albert-Culver USA and Sally Beauty in their respective capacity as Borrowing Subsidiary or Bid Borrower), the Company hereby unconditionally and irrevocably guarantees to the U.S. Agent and the Lenders and their respective successors, permitted transferees and permitted assigns, as a primary obligor and not merely as a surety, the prompt and complete payment and performance by the Borrowing Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations of the Borrowing Subsidiaries from time to time (the "Guaranteed Obligations"). The Company further agrees to pay any and all reasonable expenses (including, without limitation, all Attorney Costs) which may be paid or incurred by the U.S. Agent, the European Payment Agent, or any Lender in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations or enforcing any rights with respect to, or collecting against, the Company under this Article VIII. This Guarantee shall remain in full force and effect until all such Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowing Subsidiaries may be free from any Obligations.

                (b) No payment or payments made by any Borrowing Subsidiary or any other Person or received or collected by the U.S. Agent, the European Payment Agent or any Lender from any Borrowing Subsidiary or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company under this Article VIII which shall, notwithstanding any such payment or payments, remain in full force and effect until the Guaranteed Obligations are paid in full and the Commitments are terminated. The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the U.S. Agent or any Lender on account of its liability under this Article VIII, it will notify the U.S. Agent and such Lender in writing that such payment is made under this Article VIII for such purpose.

        8.02 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Article VIII, the Company shall not be entitled to be subrogated to any of the rights of the U.S. Agent or any Lender against any Borrowing Subsidiary or any other guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Guaranteed Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Borrowing Subsidiary or any other guarantor in respect of payments made by the Company hereunder, until all amounts owing to the U.S. Agent and the Lenders by the Borrowing Subsidiaries on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the U.S. Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the U.S. Agent in the exact form received by the Company (duly endorsed by the Company to U.S. Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the U.S. Agent and the Required Lenders may determine. The provisions of this subsection shall survive the termination of the guarantee contained in this Article VIII.

        8.03 Amendments, etc. with Respect to the Obligations; Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Guaranteed Obligations made by the U.S. Agent or any Lender may be rescinded by the U.S. Agent or such Lender, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the U.S. Agent, the European Payment Agent or any Lender, and this Agreement, the other Loan Documents, and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the U.S. Agent (or the Required Lenders, as the case may be) or such Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the U.S. Agent, the European Payment Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the U.S. Agent, the European Payment Agent nor any Lender (or its Affiliates) shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Article VIII or any property subject thereto. When making any demand hereunder against the Company, the U.S. Agent or any Lender may, but shall be under no obligation to, make a similar demand on the relevant Borrowing Subsidiary or any other guarantor, and any failure by the U.S. Agent or any Lender to make any such demand or to collect any payments from such Borrowing Subsidiary or any such other guarantor or any release of such Borrowing Subsidiary or such other grantor shall not relieve the Company of its obligations or liabilities under this Article VIII, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the U.S. Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         8.04 Guarantee Absolute and Unconditional. The Company waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the U.S. Agent or any Lender upon the guarantee contained in this Article VIII or acceptance of the guarantee contained in this
Article VIII, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article VIII; and all dealings between the Company or any Borrowing Subsidiary, on the one hand, and the U.S. Agent, the European Payment Agent and the Lenders, on the other hand, shall likewise be conclusively presumed to have been had or consummated in full reliance upon the guarantee contained in this Article VIII. The Company waives, to the fullest extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowing Subsidiaries with respect to the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any note, any other Loan Document, any of the Guaranteed Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by the U.S. Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowing Subsidiaries against the U.S. Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowing Subsidiaries for the Guaranteed Obligations, or of the Company under the guarantee contained in this Article VIII, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Company, the U.S. Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowing Subsidiaries or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the U.S. Agent or any

Lender to pursue such other rights or remedies or to collect any payments from the Borrowing Subsidiaries or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrowing Subsidiaries or any such other Person or of any such guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the U.S. Agent or any Lender against the Company. The guarantee contained in this Article VIII shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors, permitted transferees and permitted assigns, until all the Guaranteed Obligations and the obligations of the Company under this Article VIII shall have been satisfied and by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowing Subsidiaries may be free from any Obligations.

        8.05 Reinstatement. The guarantee contained in this Article VIII shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the U.S. Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrowing Subsidiary or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Borrowing Subsidiary or any substantial part of its property, or otherwise, all as though such payments had not been made.

                                   ARTICLE IX

                                                EVENTS OF DEFAULT

        9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. The Company or any other Borrower fails to pay,
        (i) within one Banking Day after the same becomes due, any amount of principal of any Loan, or (ii) within five Banking Days after the same becomes due, any fee payable under Section 2.13 or interest (including any Guaranteed Obligations) or under any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty by the Company, any other Borrower or any other Material Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any other Borrower or any other Material Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 7.03, 7.05, 7.06, 7.08, 7.09 or 7.10; or

                (d) Other Defaults. The Company or any other Borrower fails to perform or observe any other material term or covenant contained in this Agreement or any other Loan

        Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is received by the Company from the U.S. Agent; or

                (e) Cross-Default. (i) The Company or any Subsidiary (i) fails to perform or observe any condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any Indebtedness having an aggregate principal amount
        (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than U.S.$25,000,000 (or the Dollar Equivalent thereof), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or (ii) if there shall occur any default or event of default, however denominated, under any cross default provision under any agreement or instrument relating to any such Indebtedness of more than U.S.$25,000,000 (or the Dollar Equivalent thereof); or

                (f) Insolvency; Voluntary Proceedings. The Company, any other Borrower or any Material Subsidiary (i) ceases to be solvent, or generally fails to pay its debts, or admits in writing its inability to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (g)  Involuntary  Proceedings.  (i) Any  involuntary  Insolvency
        Proceeding is commenced or filed against the Company, any other Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any such subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, stayed, vacated or fully bonded within 60 days after commencement, filing, issuance or levy; (ii) the Company, any other Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law involving a material portion of the Company's or such subsidiary's total assets) is ordered in any Insolvency Proceeding involving the Company or any such subsidiary; or (iii) the Company, any other Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                (h) ERISA.  (i) An ERISA  Event  shall  occur with  respect to a
        Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of U.S.$50,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds U.S.$50,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of U.S.$50,000,000; or

                (i) Monetary Judgments. One or more non-interlocutory judgments, non- interlocutory orders, non-interlocutory decrees or arbitration awards is entered against the Company, any other Borrower or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of U.S.$30,000,000 or more (or the Dollar Equivalent thereof), and the same shall not have been vacated, discharged, stayed or appealed within the applicable period for appeal from the date of entry thereof or paid within ten Banking Days after the same becomes non-appealable; or

                (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company, any other Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect; or

                (k) Change of Control. There occurs any Change of Control. For purposes of this Section 9.01(k), a "Change of Control" shall occur if any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company and other than (x) Leonard H. Lavin, Bernice E. Lavin, Carol L. Bernick, Howard B.

        Bernick, their estates, trusts for their benefit or Persons controlled by any of the foregoing or (y) any such syndicate or group which includes any person or entity referred to in the previous clause (x)), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 25% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors; or

                (l) The Guarantee contained in Article VIII shall cease, for any reason, to be in full force and effect in accordance with its terms or the Company shall so assert.

        9.02 Remedies. If any Event of Default occurs, the U.S. Agent shall, at the request of, or may, with the consent of, the Required Lenders,

                (a) declare the Commitment of each Lender to make Committed Loans to be terminated, whereupon such Commitments shall be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company (and any other Borrower); and

                (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the U.S. Agent or any Lender without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company (and any other Borrower).

        9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents (whether now existing or hereafter arising) are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.

                                    ARTICLE X
                                    THE AGENT

        10.01 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the U.S. Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the U.S. Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the U.S. Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the U.S. Agent.

        10.02 Delegation of Duties. The U.S. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The U.S. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects and oversees with reasonable care.

        10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company, any other Borrower or any other Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the U.S. Agent (or the European Payment Agent) under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.


        10.04  Reliance by Agent.

                (a) The U.S. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, telex, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the U.S. Agent. The U.S. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or all the Lenders if specifically required hereunder) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The U.S. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all the Lenders if specifically required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent on or prior to the Closing Date by the U.S. Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

        10.05 Notice of Default. The U.S. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the U.S. Agent (or the European Payment Agent) for the account of the Lenders, unless the U.S. Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The U.S. Agent will notify the Company, the Lenders and the European Payment Agent of its receipt of any such notice. The U.S. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that unless and until the U.S. Agent has received any such request, the U.S. Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the U.S. Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the U.S. Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries (including the other Borrowers), and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the U.S. Agent, the U.S. Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any other Borrower which may come into the possession of any of the Agent-Related Persons.

        10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the U.S. Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the U.S. Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the U.S. Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the U.S. Agent.

        10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the U.S. Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the U.S. Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the U.S. Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

        10.09  Successor Agent.
                (a) The U.S. Agent may, and at the request of the Company (so long as no Default or Event of Default exists at the time of such request) or the Required Lenders shall, resign as U.S. Agent upon 30 days' notice to the Lenders. If the U.S. Agent resigns under this Agreement, the Company shall appoint from among the Lenders a successor agent for the Lenders (unless an Event of Default then exists in which case the Required Lenders shall appoint the successor agent). If no successor agent is appointed prior to the effective date of the resignation of the U.S. Agent, the U.S. Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring U.S. Agent and the term "U.S. Agent" shall mean such successor agent and the retiring U.S. Agent's appointment, powers and duties as U.S. Agent shall be terminated. After any retiring U.S. Agent's resignation hereunder as U.S.

        Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was U.S. Agent under this Agreement. If no successor agent has accepted appointment as U.S. Agent by the date which is 30 days following a retiring U.S. Agent's notice of resignation, the retiring U.S. Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the U.S. Agent hereunder until such time, if any, as the Company or the Required Lenders appoint a successor agent as provided for above.

                (b) The European Payment Agent may resign upon 30 days' notice to the U.S. Agent, who will then notify the Company and the Lenders, or the U.S. Agent may replace the European Payment Agent, whereupon the U.S. Agent shall appoint a successor European Payment Agent (or may itself assume the duties of the European Payment Agent hereunder). After any retiring European Payment Agent's resignation hereunder, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was European Payment Agent under this Agreement.

        10.10  Tax Withholding.

                (a) If any Lender claims exemption from withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the U.S. Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the U.S. Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (b)  If  any  Lender  claiming   exemption  from  United  States
        withholding tax by filing IRS Form 4224 with the U.S. Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (c) If the IRS or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the U.S. Agent (or any other Agent-Related Person) did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the U.S. Agent (or any other Agent-Related Person) of a change in circumstances which rendered the exemption from withholding tax ineffective, or for any other reason) such Lender shall indemnify the U.S. Agent (or such other Agent-Related Person) fully for all amounts paid, directly or indirectly, by the U.S. Agent (or such other Agent-Related Person) as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the U.S. Agent (or such other Agent-Related Person) under this subsection, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the U.S. Agent (or such other Agent-Related Person).

        10.11 Co-Agents. None of the Lenders identified in this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

        11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any other Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the U.S. Agent at the written request of the Required Lenders) and the Company and acknowledged by the U.S. Agent, and then any such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the U.S. Agent, do any of the following:

                (a) increase or extend the Commitment of any Lenders (or reinstate any Commitment terminated pursuant to subsection 9.02(a), unless such Lender has consented thereto in writing pursuant to Section
        2.10 or otherwise;

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, facility fees or other material amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan (provided that this subsection 11.01(c) shall not apply to a reduction of interest payable under Section 2.12(c) upon waiver of an Event of Default by the Required Lenders or if such Event of Default is otherwise cured), or (subject to clause (ii) below) any facility fees or other material amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                (e) amend this Section, or Section 2.16, or reduce the Company's Obligations under Article VIII, or any provision herein providing for consent or other action by all Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the U.S. Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the U.S. Agent or the European Payment Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        11.02  Notices.

                (a) All notices, requests and other communications shall be in writing, including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile or by electronic mail shall be immediately confirmed by a telephone call to the recipient at the number specified below or on
        Schedule 11.02, as appropriate or in the relevant Borrowing Subsidiary Agreement, as the case may be, or, as directed to the Company or the U.S. Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the U.S. Agent:

        The Company:              Alberto-Culver Company
                                  2525 Armitage Avenue
                                  Melrose Park, IL 60160
                                  Attention: President and Chief
                                  Executive Officer
                                  Fax:  (708) 450-3110
                                  Tel:  (708) 450-3400
                                  with a copy of each notice to:

                                  Alberto-Culver Company
                                  2525 Armitage Avenue
                                  Melrose Park, IL 60160
                                  Attention: General Counsel
                                  Fax:  (708) 450-3110
                                  Tel:  (708) 450-3262

        The U.S. Agent:  For notices of borrowing, payments and other admin-
                         istrative matters:

                         Bank of America National Trust and Savings Association ABA No.: 121-000-358
                         Bancontrol No.:  12334-15710
                         Ref:  Alberto-Culver
                         Agency Administrative Services #5596
                         Attention:  Brian Graybil
                         1850 Gateway Blvd., 5th Floor
                         Concord, CA 94520

                         for all other notices (including with respect to amendments and waivers):

                         Bank of America National Trust and Savings Association Agency Management #10831
                         1445 Market Street
                         San Francisco, California 94103
                         Attention:  Gary Flieger
                         Fax:  (415) 436-3425
                         Tel:  (415)436-3484
                         E-Mail Address:  Gary.Flieger@BankAmerica.com

        The European Payment Agent:

                         Bank of America International Limited
                     26 Elmfield Road
                         Bromley, BR1 1WA
                         United Kingdom
                         Attention: Agency Services
                         Fax:  011-44-181-313-2149
                         Tel:  011-44-181-313-2131



                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Banking Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the U.S. Agent and notices pursuant to Article IX shall not be effective until actually received by the Company.

                (c) Any agreement of the U.S. Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The U.S. Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Responsible Officer to give such notice and, absent gross negligence or willful misconduct, the U.S. Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the U.S. Agent (or any other Agent-Related Person) or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company (or any other Borrower) to repay the Loans shall not be affected in any way or to any extent by any failure by the U.S. Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the U.S. Agent and the Lenders of a confirmation which is at variance with the terms understood by the U.S. Agent and the Lenders to be contained in the telephonic or facsimile notice.

        11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the U.S. Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        11.04  Costs and Expenses.  The Company shall:

                (a) following the Closing Date pay or reimburse the U.S. Agent within ten Banking Days after demand for all reasonable costs and expenses incurred by the U.S. Agent in connection with the administration of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated but only to the extent such amendment, supplement, waiver or modification is at the request of the Company), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, including reasonable Attorney Costs incurred by the U.S. Agent with respect thereto; and

                (b) pay or reimburse the U.S. Agent, any other Agent-Related Person and each Lender within ten Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        11.05 Indemnity. (a) Whether or not the transactions contemplated hereby are consummated, the Company and the other Borrowers shall jointly and severally indemnify and hold the Agent- Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the U.S. Agent or the European Payment Agent or replacement of any Lender) result from an action, suit, proceeding or claim asserted against any such Indemnified Person by any Person not entitled to indemnification under this section directly relating to or directly arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) directly related to or directly arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company or any other Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities resulting from such Indemnified Person's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The agreements in this Section shall survive payment of all other Obligations.

                (b) An Indemnified Person shall give prompt notice to the Company of any claim asserted in writing, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder, provided that the omission so to notify the Company will not relieve the Company from any liability which it may have to the Indemnified Person under Section 11.05(a) unless and to the extent that the Company shall have been materially damaged by the delay in notification or the failure to be notified.

                (c) The Indemnified Person shall assist the Company in the defense of any such action or proceeding by arranging discussions with (and the calling as witnesses of) relevant officers, directors, employees and agents of the Indemnified Person and providing reasonable access to relevant books and records. The Company shall have the right to, and shall at the request of the Indemnified Person, participate in, and assume the defense of, any such action or proceeding at its own expense using counsel mutually acceptable to the Company and the Indemnified Person. In any such action or proceeding which the Company has participated in or assumed the defense of, the Indemnified Person shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at its own expense unless the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Company and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

                (d) The Company shall not be liable under Section 11.05 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

        11.06 Payments Set Aside. To the extent that the Company makes a payment to the U.S. Agent, the European Payment Agent or the Lenders, or the U.S. Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the U.S. Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the U.S. Agent upon demand its pro rata share or other applicable share of any amount so recovered from or repaid by the Agent (or the European Payment Agent).

        11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company or any other Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the U.S. Agent and each Lender and no Lender shall assign any of its rights or obligations hereunder except in accordance with
Section 11.08.

        11.08  Assignments, Participations, etc.

                (a) Any Lender may, with the prior written consent of the Company at all times (other than during the existence of an Event of Default) and the U.S. Agent, which consent of the U.S. Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the U.S. Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of U.S.$5,000,000 (or the Dollar Equivalent thereof) for each such assignment; provided, however, that the Company and the U.S. Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the U.S. Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the U.S. Agent an Assignment and Acceptance in the form of Exhibit N ("Assignment and Acceptance") and
        (iii) the assignor Lender or Assignee has paid to the U.S. Agent a processing fee in the amount of U.S. $2,500, provided that in the case of a transfer under Section 3.09, the assignor Lender shall not be obligated to pay such processing fee.

                (b) From and after the date that the U.S. Agent notifies the Company and the assignor Lender that it has received an executed Assignment and Acceptance which has been consented to by the U.S. Agent and by the Company (if required), and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                (c) Within five Banking Days after its receipt of notice by the U.S. Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that the U.S. Agent and the Company consents to such assignment in accordance with subsection 11.08(a)), each Bid Borrower shall execute and deliver to the U.S. Agent a Bid Loan Note for the Assignee (if the Assignee was not previously a Lender under this Agreement) and, if the assignor Lender is not retaining any interest in this Agreement such assignor Lender shall promptly cancel and return its Bid Loan Note to the U.S. Agent for return to the Company. Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                (d) Any  Lender  may,  with the  prior  written  consent  of the
        Company at all times (other than during the existence of an Event of Default), sell to one or more Eligible Assignees (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the U.S. Agent shall continue to deal solely and directly with the originating
        Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to
        Section 11.01 and (v) with respect to the sale of participating interests in any Bid Loan to any Participant, (x) the Company's consent shall not be required and (y) the term "Eligible Assignee" shall be deemed to include any financial institution or other Person organized under the laws of the United States having a combined capital and surplus of at least U.S.$50,000,000. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company (or any other Borrower) hereunder shall be determined as if such Lenders had not sold such participation.

                (e) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the U.S. Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall disseminate such information except on a "need to know" basis to employees of such Lender or Affiliate, as the case may be, and their respective representatives or use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known (or which would have been known upon reasonable inquiry with such source) to the Lender; provided, however, that any Lender may disclose such information
        (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process (provided that such Lender shall promptly notify the Company of any such subpoena or process, unless it is legally prohibited from doing so, and cooperate with the Company at the Company's expense in obtaining a suitable order protecting the confidentiality of such information); (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the U.S. Agent, any Lender or their respective Affiliates may be party provided that such Lender will promptly notify the Company of any such disclosure and use reasonable efforts at the Company's expense to obtain a suitable order protecting the confidentiality of such information; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; and (G) to any Affiliate of such Lender, or to any Participant or Assignee, actual or (with the written consent of the Company) potential, provided that such Affiliate, Participant or Assignee agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder.

                (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR 203.14,
        and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. If requested by any such Lender for purposes of this subsection 11.08(f), the Company (or any other Borrower) shall execute and deliver to such Lender a promissory note evidencing such Lender's Committed Loans, which promissory note shall be in a form reasonably satisfactory to the U.S. Agent and the Company.

        11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company or any other Borrower, any such notice being waived by the Company or any such other Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company or any such other Borrower against any and all Obligations owing to such Lender from time to time, irrespective of whether or not the U.S. Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent. In the event of any inconsistency between this section and any agreement governing deposits maintained by the Company or any such other Borrower with any Lender, this Section shall control with respect to set-offs affecting this Agreement. Each Lender agrees promptly to notify the Company or any such other Borrower and the U.S. Agent after any such set-off and application made by such Lender.

        11.10 Notification of Addresses, Lending Offices, Etc. Each party hereto shall notify the U.S. Agent in writing of any changes in the address to which notices to such party should be directed, of addresses of any Lending Office, in the case of any Lender.

        11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        11.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the other Borrowers, the Lenders, the U.S. Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        11.14  Governing Law and Jurisdiction.
                (a) THIS AGREEMENT (AND THE NOTES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
        ILLINOIS; PROVIDED THAT THE U.S. AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, EACH OTHER BORROWER, THE

        U.S. AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, EACH OTHER BORROWER, THE U.S. AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
        HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

        11.15 Waiver of Jury Trial. THE COMPANY, EACH OTHER BORROWER, THE LENDERS AND THE U.S. AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, EACH OTHER BORROWER, THE LENDERS AND THE U.S. AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS

SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        11.16 Currency Indemnity. The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency ( the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 11.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

        11.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the U.S.

Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                               ALBERTO-CULVER COMPANY


                                               By William J. Cernugel

                                               Title Senior Vice President-
                                               Finance



                                               ALBERTO-CULVER USA, INC., as
                                               a Borrowing Subsidiary and
                                               a Bid Borrower

                                               By Andrew C. Langert

                                               Title Group Vice President

                                                SALLY BEAUTY COMPANY, INC., as
                                                a Borrowing Subsidiary and
                                                a Bid Borrower

                                                By Gary Robinson

                                                Title Senior Vice President,
                                                Chief Financial Officer
                                                and Assistant Treasurer

                                                BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION,
                                                as U.S. Agent


                                                By Christine Cordi

                                                Title  Vice President



                                                BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION,
                                                as a Lender


                                                By James E. Florczak

                                                Title  Managing Director


                                                THE FIRST NATIONAL BANK
                                                OF CHICAGO


                                                By Jason D. White

                                                Title Corporate Banking Officer


                                                NATIONSBANK, N.A.


                                                By Valerie C. Mills

                                                Title Senior Vice President

                                                 MELLON BANK, N.A.


                                                 By James M. Wilber

                                                 Title  Vice President


                                                 MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK


                                                 By  John M. Mikolay

                                                 Title Vice President

                                       SCHEDULE 2.01

                                       COMMITMENTS
                                    AND PRO RATA SHARES

                                                                      Pro Rata

                Lender             Commitment           Share
Bank of America National        U.S.$ 60,000,000        30.0%
Trust and Savings
Association
The First National              U.S.$ 50,000,000        25.0%
 Bank of Chicago
NationsBank, N.A.               U.S.$ 50,000,000        25.0%
Mellon Bank, N.A.               U.S.$ 20,000,000        10.0%
Morgan Guaranty Trust           U.S.$ 20,000,000        10.0%
 Company of New York
TOTAL                           U.S.$200,000,000        100.0%

                                  SCHEDULE 5.05

                                   LITIGATION


                                      None

                                  SCHEDULE 5.07

                                  ERISA MATTERS


                                      None

                                  SCHEDULE 5.12

                              ENVIRONMENTAL MATTERS


                                      None

                                  SCHEDULE 5.15

                          LIST OF MATERIAL SUBSIDIARIES
                         AND MATERIAL EQUITY INVESTMENTS




Part (a) - Material Subsidiaries:

         Sally Beauty Company, Inc.
         Alberto-Culver USA, Inc.
         Alberto-Culver International, Inc.



Part (b) - Material Equity Investments:

         None

                                  SCHEDULE 7.01

                                 EXISTING LIENS

                                      None

                                 SCHEDULE 11.02

                              ADDRESSES FOR NOTICES



Alberto-Culver USA, Inc.
2525 Armitage Avenue
Melrose Park, IL 60160
Attention:  President
Fax:  (708) 450-3394
Tel:  (708) 450-3051

  with a copy of each notice to:

  Alberto-Culver Company
  2525 Armitage Avenue
  Melrose Park, IL 60160
  Attention:  General Counsel
  Fax:  (708) 450-3110
  Tel:  (708) 450-3262

Sally Beauty Company, Inc.
3900 Morse Street
Denton, TX 76208
Attention:  President
Fax:  (940) 387-6102
Tel:  (940) 898-7564

  with a copy of each notice to:

  Alberto-Culver Company
  2525 Armitage Avenue
  Melrose Park, IL 60160
  Attention:  General Counsel
  Fax:  (708) 450-3110
  Tel:  (708) 450-3262


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION,
       as a Lender

Domestic and Eurocurrency Lending Office:

Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, IL 60697
Attention:  Pam Quebbman
Fax:  (312) 974-9626
Tel:  (312) 828-3586


Notices   (other  than   Notices  of   Committed   Borrowings   and  Notices  of
Conversion/Continuation):

Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, IL 60697
Attention:  Sarah Glasper
Fax:  (312) 765-2080
Tel:  (312) 828-7209


THE FIRST NATIONAL BANK OF CHICAGO

Domestic and Eurocurrency Lending Office:

The First National Bank of Chicago
1 First National Plaza, Suite 0088
Chicago, IL  60670
Attention:  Jessie Teng
Fax: (312) 732-2715
Tel: (312) 336-4665


Notices   (other  than   Notices  of   Committed   Borrowings   and  Notices  of
Conversion/Continuation):

The First National Bank of Chicago
1 First National Plaza, Suite 0088
Chicago, IL  60670
Attention:  Karen F. Kizer
Fax: (312) 732-1230
Tel: (312) 732-2330

NATIONSBANK, N.A.

Domestic and Eurocurrency Lending Office:

NationsBank, N.A.
101 North Tryon Street 15F
Charlotte, N.C.  28255-0001
Attention:  Tia Bailey
Fax:  (704) 386-8694
Tel: (704) 386-5181


Notices   (other  than   Notices  of   Committed   Borrowings   and  Notices  of
Conversion/Continuation):

NationsBank, N.A.
233 South Wacker, Suite 2800
Chicago, IL  60606-6308
Attention:  Valerie Mills
Fax: (312) 234-5619
Tel: (312) 234-5649

MELLON BANK, N.A.

Domestic and Eurocurrency Lending Office:

Mellon Bank, N.A.
Three Mellon Bank Center
Pittsburgh, PA  15259
Attention:  Dorrie Gardell/Loan Administration
Fax: (412) 236-2027/2028
Tel: (412) 234-7365


Notices   (other  than   Notices  of   Committed   Borrowings   and  Notices  of
Conversion/Continuation):

Mellon Bank, N.A.
55 W. Monroe, Suite 2600
Chicago, IL  60603
Attention:  James M. Wilber
Fax: (312) 357-3414
Tel: (312) 357-3404

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Domestic Lending Office:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060
Attention:  William R. Lamb
Fax: (302) 634-1092
Tel: (302) 634-1840


Eurocurrency Lending Office:

Morgan Guaranty Trust Company of New York
Nassau Bahamas Office
c/o J.P. Morgan Services Inc.
Euro-Loan Servicing Unit
500 Stanton Christiana Road
Newark, DE 19713
Attention:  William R. Lamb
Fax: (302) 634-1092
Tel: (302) 634-1840

Notices   (other  than   Notices  of   Committed   Borrowings   and  Notices  of
Conversion/Continuation):

Morgan Guaranty Trust Company of New York
60 Wall Street, 22nd Floor
New York, New York  10260-0060
Attention:  Patricia Merritt
Fax: (212) 648-5249
Tel: (212) 648-6744

                                    EXHIBIT A

                     FORM OF BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT, dated as of ______________ (this "Agreement") among [NAME OF BORROWING SUBSIDIARY], a __________________ (the "Borrowing Subsidiary"), Alberto-Culver Company (the "Company"), and Bank of America National Trust and Savings Association, a national banking association, as agent (in such capacity, the "U.S. Agent") for the several lenders and other financial institutions (the "Lenders") from time to time parties to the Multicurrency Credit Agreement, dated as of September 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries (as defined in the Credit Agreement) from time to time parties thereto, the Lenders and the U.S. Agent.

          The parties hereto hereby agree as follows:

          1. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          2. Pursuant to Section 4.03 of the Credit Agreement, the Company hereby delivers this Borrowing Subsidiary Agreement and designates [name of Borrowing Subsidiary] as a Borrowing Subsidiary under the Credit Agreement.

          3. Each of the Company and the Borrowing Subsidiary, jointly and severally, represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof to the extent such representations and warranties relate to the Borrowing Subsidiary and this Agreement.

          4. The Company  agrees that the guarantee of the Company  contained in
Article VIII of the Credit Agreement will apply to the Obligations of the Borrowing Subsidiary.

          5. Upon execution of this Agreement by the Company, the Borrowing Subsidiary and the U.S. Agent, the Borrowing Subsidiary shall be a party to the Credit Agreement and shall be a Borrowing Subsidiary for all purposes thereof, and the Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement, including, without limitation, Sections 4.01(g) and 4.03 thereof.

          6. The Borrowing Subsidiary hereby acknowledges that it has received and reviewed a complete copy (in execution form) of the Credit Agreement (including, without limitation, all amendments, supplements and other modifications thereto).

          7. The address to which communications to the Borrowing Subsidiary under the Credit Agreement should be directed is:








          Telephone:

          Fax No.:


          8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

          9. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original,and all of which, when taken together, shall constitute one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.


          [BORROWING SUBSIDIARY]


          By:______________________________
             Title:


          ALBERTO-CULVER COMPANY



          By:______________________________
             Title:



          BANK OF AMERICA NATIONAL TRUST
            AND SAVINGS ASSOCIATION, as U.S. Agent

          By:______________________________
             Title:

                                    EXHIBIT B
                    FORM OF BORROWING SUBSIDIARY TERMINATION




          ----------------, -----



Bank of America National Trust
  and Savings Association, as U.S. Agent
  for the Lenders referred to below

[Address]


                                      RE:  BORROWING SUBSIDIARY TERMINATION


Ladies and Gentlemen:

Reference is madeto the Multicurrency Credit Agreement dated as of September 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alberto-Culver Company, each Borrowing Subsidiary from time to time parties thereto, the several lenders and other financial institutions from time to time parties thereto (the "Lenders") and Bank of America
                                                     - 220 -

National Trust and Savings Association, as U.S. Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status and rights of __________________ (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary under the Credit Agreement. [The undersigned represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the U.S. Agent, the European Payment Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The undersigned acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the U.S. Agent, the European Payment Agent or any Lender, all other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings as a Borrowing Subsidiary under the Credit Agreement.]

THIS BORROWING SUBSIDIARY TERMINATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE
                                                     - 221 -

OF ILLINOIS. This Borrowing Subsidiary Termination may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement; provided, however, that the effectiveness of this Borrowing Subsidiary Termination shall not be affected if the Terminated Borrowing Subsidiary fails to execute this document. Delivery of an executed signature page of this Borrowing Subsidiary Termination by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


                                    Very truly yours,
                                    ALBERTO-CULVER COMPANY

                                    By:__________________

                                    Title:


Acknowledged and Agreed:

[Borrowing Subsidiary]

By:______________________________

   Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE






To Bank of America National Trust and Savings Association (individually and as U.S. Agent) and the other Lenders parties to the Multicurrency Credit Agreement dated as of September 11, 1997 (as amended or otherwise modified, the "Agreement") with Alberto-Culver Company and the Borrowing Subsidiaries from time to time parties thereto

          This certificate is furnished to you pursuant to Section 6.02(a) of the Agreement concurrently with the delivery of the financial statements required pursuant to Section 6.01 (a) and (b) of the Agreement. Terms not otherwise defined herein are used herein as defined in the Agreement.

          The Company hereby certifies to you that:

          (A) no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

          (B) the computations set forth below are true and correct as of ________________, 19__1:

          (1)           Section 7.02(d) Investment Amount

                        (a)     Investment Amount reflected as
                                "receivables sold" in the Company's
                                most recent internal, unaudited
                                consolidated balance sheet
                        (b)     Maximum Investment Amount under Section 7.02(d)

--------
     1 The last day of the accounting period for which financial statements are being concurrently delivered.

                                                    $75,000,000

    Section 7.08  Interest Coverage

   (a)     Ratio of Earnings Before Interest
           and Taxes to Interest Expense under
           Section 7.08                                              ___ to 1.0


   (b)     Minimum ratio of Earnings Before
           Interest and Taxes to Interest Expense
           permitted under Section 7.08                              2.0 to 1.0


   (3)           Section 7.09  Leverage

   (a)     Ratio of Funded Debt to
           Total Capitalization under
           Section 7.09                                              ___ to 1.0

   (b)     Maximum ratio of Funded Debt
           to Total Capitalization permitted
           under Section 7.09                                       0.60 to 1.0

          (C) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below; and

          (D) there have been no material changes in accounting policies or financial reporting practices other than those required by GAAP by the Company or any of its consolidated Subsidiaries since the date of the last compliance certificate delivered to you.



Dated this ________ day of ______________, 19__.



                                ALBERTO-CULVER COMPANY


                                By:____________________________


                                Its:___________________________

                                    EXHIBIT D

                     FORM OF INVITATION FOR COMPETITIVE BIDS

Via Facsimile

To the Lenders on Schedule A attached hereto:


Ladies and Gentlemen:

          Reference is made to that certain Multicurrency Credit Agreement dated as of September 11, 1997 (as amended from time to time, the "Credit Agreement"), among Alberto-Culver Company (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the Lenders parties thereto, and Bank of America National Trust and Savings Association, as agent for the Banks (the "U.S. Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

          Pursuant to subsection 2.07(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company or another Bid Borrower based on the following specifications:

          1.            Identity of Bid Borrower:                     ;

          2.            Borrowing date: _______________, 199_;

          3. Aggregate amount requested by the Bid Borrower:
                        $-------------------;

          4.            [LIBOR Bid Loans] [Specific Rate Bid Loans]; and

          5.            Interest Period[s]: ____________________,
                        [________________] and [________________].

All Competitive Bids must be in the form of Exhibit I to the Credit Agreement. Please respond to this invitation by no later than 8:30 a.m. (or in the case of BofA only, 8:15 a.m.) (Chicago time) on , 199 .2 Your response should be submitted to the U.S. Agent. BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOC-IATION, as U.S. Agent

                                By: _____________________________
                                Title: __________________________
--------

     2 Insert a date which is three Business Days prior to the date of Borrowing, in the case of a LIBOR Auction, or on the date of Borrowing, in the case of a Specific Rate Auction.

                                   Schedule A

                                 List of Lenders



Bank of America National Trust
 and Savings Association, as a Lender

          Facsimile: (312) 974-6518


[Lender]


          Facsimile: (___) ___-____


[Lender]


          Facsimile: (___) ___-____


[Lender]


          Facsimile: (___) ___-____


[Lender]


          Facsimile: (___) ___-____

                                    EXHIBIT E

                      FORM OF NOTICE OF COMMITTED BORROWING


                                           Date:                  , 199


To: Bank of America National Trust and Savings Association as U.S. Agent for the Lenders parties to the Multicurrency Credit
          Agreement dated as of September 11, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Alberto-Culver Company, the Borrowing Subsidiaries from time to time parties thereto, certain Lenders which are signatories thereto and Bank of America National Trust and Savings
          Association, as U.S. Agent

Ladies and Gentlemen:

          The undersigned, Albert-Culver Company (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Committed Borrowing specified herein:

          1. The Borrower is [the Company] [          , a Borrowing Subsidiary].

          2. The aggregate amount of the proposed Borrowing is .

          3. The Borrowing Date of the proposed Borrowing is            , 19   .

          4. The Type of Committed Loans comprising the Committed Borrowing is [Base Rate Loans] [Eurodollar Loans] Eurocurrency Loans].
            [If Eurocurrency Loans are requested, specify Available Currency.]

          5. [If  applicable:]  The duration of the Interest Period for the
             [Eurodollar  Loans]   [Eurocurrency  Loans]  included  in  the
              Borrowing shall be months.

          The undersigned hereby certifies that the following statements are true as of the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company [and the Borrowing Subsidiary] contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

                  (b) no Default or Event of Default shall exist or shall result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause the aggregate principal amount of the Dollar Equivalent of all outstanding Committed Loans together with the aggregate principal amount of all outstanding Bid Loans, to exceed the combined Commitments.




                                                   ALBERTO-CULVER COMPANY




                                                    By:


                                                    Title:

                                    EXHIBIT F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


                                              Date:               , 199



To: Bank of America National Trust and Savings Association, as U.S. Agent for the Lenders parties to the Multicurrency Credit
          Agreement dated as of September 11, 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Alberto-Culver Company, the Borrowing Subsidiaries from time to time parties thereto, certain Lenders which are signatories thereto and Bank of America National Trust and Savings
          Association, as U.S. Agent

Ladies and Gentlemen:

          The undersigned, Alberto-Culver Company (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Committed Loans specified herein, that:

          1. The Borrower of the Committed Loans to be [converted] [continued] is [the Company] [ , a Borrowing Subsidiary].

          2. The Conversion/Continuation Date is             , 19  .

          3. The aggregate amount of the Loans to be [converted] [continued]
             is                            .

          4. The Type of Loans resulting from the proposed [conversion] [continuation] are [Base Rate Loans] [Eurodollar Loans] [Eurocurrency Loans].

          5. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be months.



          The undersigned hereby certifies that the following statements are true as of the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                    (a) the representations and warranties of the Company [and the Borrowing Subsidiary] contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

                    (b) no Default or Event of Default shall exist or shall result from such proposed [conversion] [continuation]; and

                    (c) the proposed [conversion][continuation] will not cause the aggregate principal amount of the Dollar Equivalent of all outstanding Committed Loans together with the aggregate principal amount of all outstanding Bid Loans, to exceed the combined Commitments.





          ALBERTO-CULVER COMPANY





          By:



          Title:

                                    EXHIBIT G

                              FORM OF BID LOAN NOTE


                                                            September 11, 1997

          The undersigned for value received, promises to pay to the order of ______________ (herein called the Lender), at the offices of Bank of America National Trust and Savings Association located at 1850 Gateway Boulevard, Concord, California 94520 (herein called the U.S. Agent) or at such other offices as the U.S. Agent may specify from time to time, the principal amount of each Bid Loan made by the Lender to the undersigned from time to time from the date hereof up to the Termination Date pursuant to Section 2.07 of that certain Multicurrency Credit Agreement dated as of September 11, 1997, as amended, supplemented or otherwise modified from time to time (herein called the Credit Agreement) by and between Alberto-Culver Company, the Borrowing Subsidiaries from time to time parties thereto, various lenders (including the Lender) and the U.S. Agent, on the last day of the Interest Period for such Bid Loan. In any event, the aggregate unpaid principal amount of all Bid Loans shall be due and payable on the Termination Date.

          The aggregate unpaid principal amount from time to time of Bid Loans made by the Lender to the undersigned shall bear interest until paid at the rate(s) per annum as agreed to by the Lender and the undersigned pursuant to the Credit Agreement, payable at such time(s) as is therein provided.

          All  capitalized   terms  appearing   herein  are,  unless   otherwise
indicated,  used  with  the  meanings  assigned  to  such  terms  in the  Credit
Agreement.

          This promissory note is one of the Bid Loan Notes issued pursuant to the Credit Agreement and evidences indebtedness of the undersigned incurred under, and is subject to the terms and provisions of, the Credit Agreement (and, if amended, all amendments thereto), to which reference is hereby made for a statement of said terms and provisions.

          The principal hereof and interest hereon are payable in lawful money of the United States of America in immediately available funds. Prior to any transfer of this Note to the extent allowed under the Credit Agreement, each Bid Loan made by the Lender to the undersigned under the Credit Agreement (including any refinancing thereof), the interest rate and Interest Period applicable thereto and all payments of principal hereof by the undersigned to the Lender shall be endorsed on a grid schedule or grid schedules in the form of the schedule attached hereto and by this reference thereto made a part of this Note. Notwithstanding the foregoing, the failure to make, or an error in making, such endorsement shall not in any manner increase the obligation of the undersigned hereunder.

          THIS NOTE HAS BEEN MADE UNDER AND IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


          [Bid Borrower]
By:
-----------------------


Title:   ____________________
Address:

                                                    SCHEDULE


         Amount of     Interest          Maturity          Interest     Amount of Principal     Outstanding     Name of Person
Date     Bid Loan        Rate       of Interest Period       Paid             Repaid              Balance       Making Notation


                                    EXHIBIT H

                         FORM OF COMPETITIVE BID REQUEST


                                                         ________________, 199_

Bank of America National Trust
 and Savings Association,
 as U.S. Agent
1850 Gateway Blvd., 5th Floor
Concord, CA 94520
Attention: Agency Administrative Services #5596

Ladies and Gentlemen:

        Reference is made to the Multicurrency Credit Agreement dated as of September 11, 1997 (as amended from time to time, the "Credit Agreement"), by and among Alberto-Culver Company (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the Lenders parties thereto, and Bank of America National Trust and Savings Association, as agent for the Banks (the "U.S. Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

        This is a Competitive Bid Request for Bid Loans pursuant to Section 2.07(a) of the Credit Agreement as follows:




(i)  The identity of the Bid Borrower is:          .

(ii) The Business Day of the proposed Bid Borrowing is _____________, 199_.

(iii)The aggregate amount of the proposed Bid Borrowing is U.S. $______________.

(iv) The proposed Bid Borrowing to be made pursuant to Section 2.07 shall be comprised of [LIBOR] [Specific Rate] Bid Loans

(v)  The Interest  Period[s]  for the Bid Loans  comprised in the Borrowing
     shall      be      _______________,       [_________________]      and
     [___________________].

                     .




ALBERTO-CULVER COMPANY
By:
---------------------

Title:
------------------

                                    EXHIBIT I

                             FORM OF COMPETITIVE BID



                                                         ________________, 199_



Bank of America National Trust
 and Savings Association,
 as U.S. Agent
1850 Gateway Blvd., 5th Floor
Concord, CA 94520

Attention: Agency Administrative Services #5596



Ladies and Gentlemen:


Reference is made to the Multicurrency Credit Agreement dated as of September 11, 1997 (as amended from time to time, the "Credit Agreement"), by and among Alberto-Culver Company (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the Lenders parties thereto, and Bank of America National Trust and Savings Association, as agent for the Banks (the "U.S. Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

        In response to the Invitation for Competitive Bids dated _____________, 199_ and in accordance with subsection 2.07(c)(ii) of the Credit Agreement, the undersigned Lender offers to make [a] Bid Loan[s] thereunder to [name of Bid Borrower] in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

Date of Borrowing: ________________, 199_



Aggregate Maximum Bid Amount:  $__________________


 Principal               Principal               Principal
 Amount $_________       Amount $_________       Amount $_________

 Interest:               Interest:               Interest:
[Specific               [Specific               [Specific
 Rate __%, __%, __%]3    Rate __%, __%, __%]1    Rate __%, __%, __%]1

 or

[LIBOR Bid              [LIBOR Bid              [LIBOR Bid
 Margin +/- __%,         Margin +/- __%,         Margin +/- __%,
 +/- __%, +/- __%]1      +/- __%, +/- __%]1      +/- __%, +/- __%]1

 Interest                Interest                Interest
 Period __________       Period __________       Period __________
===================================== ==========================================


                            [NAME OF LENDER]

                            By: _____________________
                            Title: __________________


--------
     3 Interest rate may be quoted to five decimal places.

                                    EXHIBIT J

            LENDER'S RESPONSE TO PRO RATA COMMITMENT INCREASE REQUEST



        SUPPLEMENT, dated , 19 , to the Multicurrency Credit Agreement, dated as of September 11, 1997 (as amended from time to time, the "Agreement"), among ALBERTO- CULVER COMPANY (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the lenders parties thereto (individually a "Lender" and collectively the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders (the "U.S. Agent").

W I T N E S S E T H :

        WHEREAS, the Agreement provides, pursuant to Section 2.10 thereof, that the Company may request the Lenders to increase the aggregate Commitments, and each Lender has the option, in its sole discretion, to subscribe for its proportionate share of such requested increase, according to its then existing Pro Rata Share, by executing and delivering to the Company and the U.S. Agent a supplement to the Agreement in substantially the form of this Supplement; and

        WHEREAS, at the Company's request the undersigned now desires to increase the amount of its Commitments under the Agreement;

        NOW, THEREFORE, the undersigned hereby agrees as follows:

        1. The undersigned agrees, subject to the terms and conditions of the Agreement, that on the date this Supplement is accepted by the Company and the U.S. Agent, it shall have its Commitment to the Company increased by U.S.$ , thereby making the amount of its Commitment U.S.$ .


        2. Terms defined in the Agreement shall have their meanings defined therein when used herein.

        IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.





                                                    By:

                                                    Title:

Accepted this     day of                      , 199 .

ALBERTO-CULVER COMPANY


By:

Title:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as U.S. Agent


By:

Title:

                                    EXHIBIT K

            SUPPLEMENT FOR NON-PRO RATA COMMITMENT INCREASE (EXISTING LENDER)


        SUPPLEMENT, dated , 19 , to the Multicurrency Credit Agreement, dated as of September 11, 1997 (as amended from time to time, the "Agreement"), among ALBERTO- CULVER COMPANY (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the lenders parties thereto (individually a "Lender" and collectively the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders (the "U.S. Agent").

W I T N E S S E T H :

        WHEREAS, the Agreement provides, pursuant to Section 2.10 thereof, that in the event all of the Lenders do not subscribe for their proportionate share of an increase in the aggregate Commitments requested by the Company pursuant to such section, then a Lender may subscribe for a non-proportionate increase in its Commitment, by executing and delivering to the Company and the U.S. Agent a supplement to the Agreement in substantially the form of this Supplement; and

        WHEREAS, at the Company's request the undersigned now desires to increase the amount of its Commitments under the Agreement;

        NOW, THEREFORE, the undersigned hereby agrees as follows:

        1. The undersigned agrees, subject to the terms and conditions of the Agreement, that on the date this Supplement is accepted by the Company and the U.S. Agent,
it shall have its Commitment to the Company increased by U.S.$            ,
thereby making the amount of its Commitment U.S.$            .

        2. Terms defined in the Agreement shall have their meanings defined therein when used herein.

        IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.



                                                    By:

                                                    Title:

Accepted this     day of                      , 199 .

ALBERTO-CULVER COMPANY


By:

Title:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as U.S. Agent


By:

Title:

                                    EXHIBIT L

                 SUPPLEMENT FOR COMMITMENT INCREASE (NEW LENDER)


        SUPPLEMENT, dated , 19 , to the Multicurrency Credit Agreement, dated as of September 11, 1997 (as amended from time to time, the "Agreement") among ALBERTO- CULVER COMPANY (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the lenders parties thereto (individually a "Lender" and collectively the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders (the "U.S. Agent").

W I T N E S S E T H :

        WHEREAS, the Agreement provides, pursuant to Section 2.10 thereof, that any bank meeting the qualifications of an Eligible Assignee, although not originally a party thereto, may become a party to the Agreement with the consent of the Company and the U.S. Agent by executing and delivering to the Company and the U.S. Agent a supplement to the Agreement in substantially the form of this Supplement; and

        WHEREAS, the undersigned was not an original party to the Agreement but now desires to become a party thereto;

        NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Agreement and agrees that, on the date this Supplement is accepted by the Company and the U.S. Agent, it shall become a Lender for all purposes of the Agreement to the same extent as if originally a party thereto. The undersigned agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender, including the requirements concerning confidentiality.

2. As of the acceptance date noted below, the amount of the Commitment of the undersigned shall be U.S.$ .

3. The following administrative details apply to the undersigned:

        (A)          Domestic Lending Office:

                     Name:
                     Address:



                     Attention:
                     Telephone: (   )
                     Facsimile: (   )


        (B)          Eurocurrency Lending Office:

                     Name:
                     Address:



                     Attention:
                     Telephone: (   )
                     Facsimile: (   )

        (C)          Notice Address:

                     Name:
                     Address:



                     Attention:
                     Telephone: (   )
                     Facsimile: (   )

        (D)          Payment Instructions:

                     Account No.:
                               At:



                     Reference:
                     Attention:


        4. The undersigned (a) acknowledges that it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the financial statements referred to in Section 6.01 of the Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into the Agreement; and (b) agrees that it will, independently and without reliance upon the U.S. Agent, the European Payment Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.

        5. The undersigned agrees to comply with Sections 3.02 and 10.10 of the Agreement (if applicable).

        6. The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Supplement and any other documents required or permitted to be executed or delivered by it in connection with this Supplement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Supplement; and apart from any agreements or undertaking or filings required by the Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Supplement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

        7. Terms defined in the Agreement shall have their meanings defined therein when used herein.

        IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                                                 By:

                                                                 Title:

Accepted this       day of                    , 199 .


ALBERTO-CULVER COMPANY

By:

Title:


BANK OF AMERICA NATIONAL TRUST AND
 SAVINGS ASSOCIATION, as U.S. Agent


By:

Title:

                                    EXHIBIT M

                    Form of Opinion of Counsel to the Company




September 11, 1997


Bank of America National Trust and
Savings Association, as U.S. Agent

Each of the Lenders referred to as the
Lenders in the Agreement mentioned below

c/o Bank of America National Trust and
Savings Association 1455 Market Street, 12th Floor San Francisco, California
94103

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the execution and delivery of the Multicurrency Credit Agreement dated as of September 11, 1997 among Alberto-Culver Company, a Delaware corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto and Bank of America National Trust and Savings Association as agent (the "U.S. Agent") for the Lenders named on the signature pages thereto (the "Lenders") (the "Agreement").

The undersigned is of the Company. In rendering this opinion, I have consulted with officers of the Company and the Other Borrowers (as defined below), outside counsel, and other attorneys within the Company's Law Department, as I have deemed appropriate for purposes of this opinion.

        This opinion is provided pursuant to Section 4.01(d) of the Agreement on behalf of the Company, Alberto-Culver USA, Inc., a Delaware corporation ("Alberto-Culver USA") and Sally Beauty Company, Inc., a Delaware corporation ("Sally Beauty") (Alberto-Culver USA and Sally Beauty being sometimes referred to herein as the "Other Borrowers"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

        In connection with this opinion, I, or other attorneys within the Company's Law Department under my supervision, have reviewed the Agreement, the Notes, the other Loan Documents (collectively, the "Loan Documents"), and such other documents as I have deemed necessary and appropriate for purposes of this opinion, including, without limitation, the Articles of Incorporation and the By-laws of the Company and the Other Borrowers. In addition, I, or other attorneys within the Company's Law Department, have investigated such questions of law (including where deemed appropriate, consulting with outside counsel) and reviewed such certificates of government officials and information from officers and representatives of the Company and the Other Borrowers as I have deemed necessary or appropriate for the purposes of this opinion.

        In rendering the opinions expressed below, I have assumed, with the Lenders' permission and without verification:

(a)     the authenticity of all Loan Documents submitted to me as originals,

(b)     the genuineness of all signatures,

(c)     the legal capacity of natural persons,

(d) the conformity to originals of the Loan Documents submitted to me as copies,

(e) the due authorization, execution and delivery of the Loan Documents by the parties thereto other than the Company and the Other Borrowers, and

(f) that the Loan Documents constitute the valid, binding and enforceable obligations of the parties thereto other than the Company and the Other Borrowers.

Based on the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

1. The Company, each Other Borrower and each of the Material Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect (as defined in the Agreement). The Company and the Other Bor-rowers have the requisite corporate power to execute, deliver and per-form their respective obligations under the Loan Documents.

2. The execution, delivery and performance by the Company and the Other Borrowers of the respective Loan Documents to which each of them is a party have been duly authorized by all requisite corporate action. The Loan Documents have been duly executed and delivered by the Company and the Other Borrowers and constitute the valid and binding obligations of the Company and the Other Borrowers, respectively, enforceable against the Company and the Other Borrowers, in accordance with their respective terms.

3. The execution and delivery by the Company and the Other Borrowers of the Loan Documents to which each of them is a party, and the performance by the Company and the Other Borrowers of their respective obligations thereunder, do not and will not (a) violate any provision of law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Person, which violation would reasonably be expected to have a Material Adverse Effect, (b) violate any provision of the respective Articles of Incorporation or respective By-laws of the Company or the Other Borrowers,(c) result in a breach or constitute a default under any indenture, loan or credit agreement or any other material agreement, lease or instrument known to me to which the Company or the Other Borrowers is a party or by which any of them or any of their properties may be bound or result in the creation of a Lien thereunder, which breach, default or creation of a Lien would reasonably be expected to have a Material Adverse Effect.

4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company or the Other Borrowers to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity or binding effect or enforceability of, the Loan Documents.

5. Except as disclosed on Schedule 5.05 of the Agreement, there are no actions, suits or proceedings pending or, to the best of my knowledge, overtly threatened against or affecting the Company, the Other Borrowers or any of their respective properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Loan Documents, or (ii) would reasonably be expected to have a Material Adverse Effect.

6. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

7. There is no litigation pending or, to the best of my knowledge, threatened, alleging that any slogan or other advertising device, product, process, method, substance, part or other material now employed by the Company or any Subsidiary infringes upon any rights of any other Person which would reasonably be expected to have a Material Adverse Effect.

8. The use of the proceeds of the Loans as provided in the Agreement does not violate Regulations G, U or X of the Federal Reserve Board.

The opinions set forth above are subject to the following qualifications and exceptions:


(a) I express no opinion as to the laws of any jurisdiction other than the State of Illinois and the federal laws of the United States of America.


(b) My opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law of general application affecting creditors' rights generally.

(c) My opinions are subject to the effect of general principles of equity and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(d) My opinion with respect to the enforceability of the provisions of the Agreement is qualified to the extent that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.


(e) My opinion is limited solely to facts and laws existing as of the date hereof.

The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person except any Participant or Assignee without my prior written consent. By your acceptance, you acknowledge that this opinion is given without personal recourse of any nature to me individually.


                                Very truly yours,

                                    EXHIBIT N

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement")
dated as of                , 19   is made between              (the "Assignor")
and                                           (the "Assignee").

                                    RECITALS

            WHEREAS, the Assignor is party to that certain Multicurrency Credit Agreement dated as of September 11, 1997 among ALBERTO-CULVER COMPANY, a Delaware corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the lenders parties thereto (including the Assignor, the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as U.S. Agent (as from time to time amended, modified or supplemented, the "Credit Agreement"). Any terms defined in the Credit Agreement and not defined in this Agreement are used herein as defined in the Credit Agreement;

            WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Committed Loans to the Company in an aggregate amount not to exceed U.S.
           (the "Commitment");

            WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $ 4 to the Company] [no Committed Loans are outstanding under the Credit Agreement]; and

--------
     4 Specify aggregate amount in each Applicable Currency.

            WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans,] in an amount equal to U.S.$ (the "Assigned Amount") on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            1.
            Assignment and Acceptance.

(a) Subject to the terms and conditions of this Agreement, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement) ___% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

[If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

(b) With effect on and after the Effective Date (as defined herein), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

            After giving effect to the assignment and assumption, on the Effective Date the Assignee's Commitment will be U.S.$ and the Assignor's remaining Commitment will be U.S.$ .

            2.
            Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to 5, representing the Assignee's Percentage Share of the principal amount of all Committed Loans previously made, and currently owed, by the Company to the Assignor under the Credit Agreement and outstanding on the Effective Date.

(b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement.
3.          Reallocation of Payments.

            Any interest, fees and other payments accrued prior to the Effective Date with respect to the Committed Loans and the Commitment shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

4.          Independent Credit Decision.
--------
                 5 Specify payment amount in each Applicable Currency.

            The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the financial statements referred to in Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the U.S. Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.          Effective Date; Notices.

            (a)As between the Assignor and the Assignee, the effective date for this Agreement shall be , 199_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

            (I)this Agreement shall be executed and delivered by the Assignor and the Assignee;

            (ii)the written consent of the Company and the U.S. Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

            (iii)the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement;

            (iv)the Assignor and the Assignee shall have complied with Sections
            3.02 and 10.10 of the Credit Agreement (if applicable); and

            (v)the  processing  fee  referred  to in Section  2(b) hereof and in
            Section 11.08(a) of the Credit Agreement shall have been paid to the Agent.

            (b)Promptly following the execution of this Agreement, the Assignor shall deliver to the Company and the U.S. Agent for acknowledgement by the U.S. Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.          Agent [INCLUDE ONLY IF ASSIGNOR IS AGENT].

            (a)
            The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the U.S. Agent by the Lenders pursuant to the terms of the Credit Agreement.

            (b)The Assignee shall assume no duties or obligations held by the Assignor in its capacity as U.S. Agent under the Credit Agreement.]

7.          Withholding Tax.

            The Assignee agrees to comply with Sections 3.02 and 10.10 of the Credit Agreement (if applicable).

8.          Representations and Warranties.

            (a)
            The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b)The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any Borrowing Subsidiary, or the performance or observance by the Company or any Borrowing Subsidiary, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            (c)The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and
            (iv) it is an Eligible Assignee.

9.          Further Assurances.

            The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Company or the U.S. Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.         Miscellaneous.

            (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

            (d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any Illinois State or Federal court sitting in the city of Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effect-ively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY
                    MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
                    LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT
                    AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR
                    ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN).

            [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                               Assignor

                                               By:
                                               Title:

                                               Address:




                                               Assignee

                                               By:
                                               Title:

                                               Address:

Schedule 1 to Exhibit N



         __________________, 19___


Bank of America National Trust
 and Savings Association,
 as U.S. Agent
1455 Market Street - 12th Floor
San Francisco, California 94103
Attention:  Agency Management

Alberto-Culver Company



Attention:

Ladies and Gentlemen:

         We refer to the Multicurrency Credit Agreement dated as of September 11, 1997 (the "Credit Agreement") among Alberto-Culver Company (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the Lenders referred to therein, and Bank of America National Trust and Savings Association, as U.S. Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request the consent of the Company and the U.S. Agent to, the assignment by _______________ (the "Assignor") to ________ (the "Assignee") of ___% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Committed Loans made by the Assignor) pursuant to that certain Assignment and Acceptance Agreement, dated ______, 19___ (the "Assignment and Acceptance Agreement"), by and between Assignor and Assignee, a copy of which Assignment and Acceptance Agreement is attached hereto. Before giving effect to such assignment the Assignor's Commitment is U.S.$_________ and the aggregate principal amount of its outstanding Committed Loans is __________________1.

-------------------

         1 Specify aggregate amount in each Applicable Currency.



         2. The Assignee agrees that, upon receiving the written consent of the Company and the U.S. to such assignment and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance Agreement), the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:


         (A)      Eurocurrency Lending Office:

                  Assignee name:

                  Address:



                  Attention:
                  Telephone: (   )
                  Facsimile: (   )

         (B)      Eurocurrency Lending Office:

                  Assignee name:
                  Address:



                  Attention:
                  Telephone: (   )
                  Facsimile: (   )

         (C)      Notice Address:

                  Assignee name:
                  Address:



                  Attention:
                  Telephone: (   )
                  Facsimile: (   )

         (D)      Payment Instructions:

                  Account No.:
                           At:




                  Reference:
                  Attention:




This Notice of Assignment may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

Adjusted Commitment:       [ASSIGNOR]

$                 By

                                                            Title


Commitment:                         [ASSIGNEE]

$                 By

                                                            Title

ACKNOWLEDGED this        day of
                       , 19  :

ALBERTO-CULVER COMPANY

By

Title

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as U.S. Agent

By

Title